                    AMPHITHEATRE LEASE AND AGREEMENT BETWEEN
                          THE CITY OF MOUNTAIN VIEW AND
                        SHORELINE AMPHITHEATRE PARTNERS,
                        A CALIFORNIA LIMITED PARTNERSHIP

            THIS Lease and Agreement (the "Lease") is made and entered into as of June 20, 1986 by and between the CITY OF MOUNTAIN VIEW, a Chartered Municipal Corporation, whose address is 444 Castro Street, Mountain View, California ("City"), the MOUNTAIN VIEW SHORELINE REGIONAL PARK COMMUNITY, a special district, whose address is 444 Castro Street, Mountain View, California, ("Community") and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership ("Partnership").

                                    RECITALS

            A. City owns that certain real property (hereinafter referred to as the "Site") generally located off of Stierlin Road near the entrance to Shoreline Park in the City of Mountain View, all as more particularly described in the legal description and survey contained on Exhibit "A" to be attached hereto and incorporated herein by reference at a later date. The legal description shall conform to the physical boundaries of the Amphitheatre to be constructed on the site and permanent parking, and shall contain approximately 37 acres.

            B. Partnership desires to construct, promote and operate an amphitheatre, certain parking areas and related improvements on the Site and other areas to be made available by City and to enter into an agreement with Bill Graham Presents, Inc., a California corporation ("BGP") to promote and operate the Amphitheatre for live entertainment, and for this purpose has approached City and negotiated various arrangements for the mutual benefit of City and Partnership in the construction, operation, promotion and maintenance of such a large cultural entertainment facility.

            C. Partnership intends to construct certain parking areas on the Site and other land to be made available to Partnership by City, which parking areas will be used by both City and Partnership.

            D. City wishes to allow Partnership to lease the Site for the purpose of constructing, maintaining, promoting and operating an Amphitheatre for cultural and other live entertainment of a wide variety.

            E. BGP has entered into a sublease with Partnership (the "Sublease" to be attached hereto at a later date as Exhibit "B"), under the terms of which Sublease BGP is obligated to perform certain functions in connection with promotion and staging of entertainment events at the proposed Amphitheatre.

            F. As the promotion of entertainment by BGP is a material consideration in City entering into the Lease with Partnership, BGP has concurrently herewith entered into a Recognition and Attornment Agreement with City under the terms of which BGP agrees to attorn to City and City agrees to recognize BGP in the event this Lease is terminated prior to its scheduled expiration date.

            G. Community has agreed to contribute Eight Million Dollars ($8,000,000) to Partnership capital all as hereinafter set forth for the purpose of furthering the orderly development of the North Bayshore Area.

            NOW, THEREFORE, in consideration of the recitals, mutual obligations and promises of the parties as herein expressed, City and Partnership agree as follows:

                                    ARTICLE I

                            THE LEASED PREMISES; TERM

      Section 1.01. The Leased Premises. City hereby leases to Partnership and Partnership, its successors and assigns, does hereby take and hire from City, the Site upon and subject to the conditions and limitations hereinafter expressed, together with any buildings, structures, facilities, fixtures, equipment, paving, surfacing, sewers, storm drains and other improvements which may now or hereafter be located thereon; reserving to City the following:

      (a) The right to obtain gas containing methane from the Site and other land to be made available to Partnership and to develop facilities in connection therewith, the right to grant such rights to others, including, but not limited to, Pacific Gas and Electric Company ("PG&E") and Genstar Gas Recovery Systems, Inc. ("Genstar") pursuant to that certain Lease Agreement dated December 5, 1983. A full and complete copy of the Genstar and PG&E agreements have been delivered to Partnership. City shall not, in connection with the, exercise of its rights under Paragraph 1.01(a) herein, commence any action which would substantially affect the operation of the Amphitheatre without the written consent of Partnership, which shall not be unreasonably withheld. City shall also direct PG&E and Genstar, as appropriate pursuant to each agreement, not to commence any action which would substantially affect the operation of the Amphitheatre.

      (b) All right, title and interest in any gas, oil, minerals, water or any other substance beneath the Site, together with the right to grant interests therein to others; provided that City and its grantees shall not enter upon the surface of the Site to exercise extraction rights, without first giving Partnership prior written notice two (2) days in advance, or during performances at the Amphitheatre unless there is an emergency.

      (c) The right to enter the Site for the purpose of making repairs to, maintaining or constructing municipal facilities located on the Site (including landfill gas recovery) provided City shall use its best efforts to minimize the disruption of Partnership's and BGP's operation by such entry.

      (d) The right to grant and use easements and rights of way over, under, along and across the Site for utilities and other municipal purposes, provided that in the exercise of the reserved rights City will not unreasonably interfere with Partnership's use of the Site and will reimburse Partnership for physical damage to the Site resulting from City's exercise of such rights.

      (e) The right to reasonable access to the Site for the purpose of determining compliance with this Lease.

            In the exercise of the reserved rights, City will not unreasonably interfere with Partnership's use of the Site and will indemnify Partnership against any liability, cost or expense incurred by Partnership as a result of City's exercise of its right of entry, except that no indemnification shall occur as a result of any noncompliance by Partnership with any provision of this Lease.

            Partnership acknowledges that City has reserved substantial rights in and to the use of the Site, including, without limitation, the recovery of landfill gas, oil, minerals, water or any other substance beneath the Site and the right to grant certain easements on the Site for utilities and other municipal purposes. In exercising its rights under this Section 1.01 City shall not take any action which will have a material adverse affect on the construction and use of the Amphitheatre or a material adverse affect on the aesthetics of the Amphitheatre setting, unless legally required to do so.

      Section 1.02. Term. Possession of the Site shall be delivered to Partnership upon execution hereof for the purpose of construction of the Amphitheatre. The term of this Lease (the "Term") shall be thirty-five (35) years commencing on the date the first entertainment event is performed at the Amphitheatre and continuing through November 30 of the year in which the thirty-fifth anniversary of the term commencement occurs. For purposes of this Lease, a "Concert Season" shall be April 15 through October 31.

      Section 1.03. Options to Extend. Partnership shall have the option to extend the Term under the same terms and conditions hereof for three (3) additional five (5) year periods, so long as Partnership gives written notice of its intention to exercise each option not less than six (6) months prior to the end of the Term, or extended term and an Event of Default (as such term is defined in Section 8.01 hereof) does not then exist.

                                   ARTICLE II

                      AMPHITHEATRE DESIGN AND CONSTRUCTION

            Section 2.01. Covenant to Design and Construct Amphitheatre. Partnership shall design and construct after design approval or conditional approval by City, the Amphitheatre, parking and related improvements on the Site and on other property made available to Partnership by City.

            Section 2.02. Amphitheatre Design. Partnership shall submit for City review, conditional approval, approval or denial the design for the Amphitheatre as well as parking and related improvements in as expeditious a manner as reasonably possible. Partnership understands that part of the proposed Amphitheatre, parking and related improvements will be on landfill and will design and engineer these facilities taking the nature of the landfill into account. City, in reviewing the design for the Amphitheatre as well as parking and related improvements, may take sixty (60) days or longer for each submittal. The review process shall take place by submitting to City's Planning Department plans in a number specified, and with details as prescribed by City's Planning Department. After reviewing the submittal, City, through the City Council, may approve, conditionally approve, deny or defer action on the submitted plans pending revision by the Partnership as directed by the City. If the plans are ultimately approved, construction shall occur in strict accordance with the approved plans, unless modifications are subsequently expressly authorized by City. Minor modifications to the approved plans and specifications may be approved by the City Planning Director or the City Public Works Director. The Amphitheatre construction as well as parking and related improvements shall conform to any and all conditions attached to the approval by City and all such conditions shall become a part of this Lease as if fully set forth herein; provided, however, that in the event of an inconsistency between such conditions and the main body of this Lease, the provisions of the main body of this Lease shall control. In interpreting both the main body of this Lease and any conditions to be a part of this Lease, the language of both shall be harmonized so as to prevent any inconsistency if possible. Design plans for the Amphitheatre, as well as parking and related improvements shall be submitted by the Partnership as quickly as is reasonably possible and City shall use reasonable efforts to expedite the review and approval process as it is the desire of City and Partnership to cause the Amphitheatre to be constructed and commence entertainment operations at the Amphitheatre during the 1986 Concert Season. If Partnership is unable to obtain all necessary governmental approvals, permits and other authorizations, upon conditions satisfactory to Partnership, then Partnership shall have the right to terminate this Lease upon thirty (30) days written notice to City. If Partnership terminates this Lease by use of this provision, the Site shall be restored to its original condition or such lesser condition as is directed by the City Public Works Director, all at the sole expense of Partnership.

      Partnership may propose, and City may approve, the phased construction over time of certain buildings and other improvements. Should this occur, Partnership shall ultimately complete the permanent improvements according to the approved plans and time schedule granted in allowing such phasing. Partnership's failure to so comply constitutes grounds for City to direct in writing that all Amphitheatre performances be cancelled, and Partnership herein agrees to voluntarily comply by ceasing Amphitheatre operations until such time as said permanent improvements have been completed to City's reasonable satisfaction. Notwithstanding the foregoing, City will not exercise its right to cancel Amphitheatre performances during the 1986 concert season.

      Section 2.03. Amphitheatre Construction. Upon approval of the Amphitheatre parking and related improvement design, Partnership shall construct the Amphitheatre parking and related improvements on the Site and other areas made available by City in accordance with the design, plans, specifications and conditions approved pursuant to Section 2.02 above. Consent to rough grading on the Site has already been granted by City. Completion of construction shall occur so that, if reasonably practicable, entertainment operations at the Amphitheatre may commence during the 1986 Concert Season.

      The use of a "Mike Brown" stage and the placement of support buildings in modular structures to the rear of the stage is hereby approved for the 1986 Concert Season only. Partnership shall complete construction of the stagehouse as shown on approved plans and specifications pursuant to Section 2.02 above for the 1987 Concert Season unless further altered by resolution of the City Council of City.

      Section 2.04. Utilities. City has advised Partnership that access to water, sewer, telephone, gas and electricity is available within the boundaries of Stierlin Road near the Site. Partnership has determined the adequacy of such utilities and shall have the responsibility for extending the utility lines, as well as the payment of all standard charges, so as to provide on site utilities, at Partnership's sole expense. City, at no cost to City, shall cooperate with Partnership in obtaining access to all utilities reasonably necessary for development and use of the Amphitheatre.

      Section 2.05. Dirt.

      a. City shall allow Lessee to "borrow" and use in the construction of the Amphitheatre 185,000 cubic yards of dirt. The Site presently contains 169,000 cubic yards of dirt which Partnership may use in the construction of the Amphitheatre parking and related improvements. City shall also make available to Partnership 16,000 cubic yards of dirt, which dirt is located within the City's 70-acre portion of the landfill site east of Stierlin Road. The cost of excavating and transporting the dirt to the Site from City's land described above shall be borne by Partnership.

      b. Partnership shall be obligated to acquire and deposit at the City landfill site located at the northerly end of Stierlin Road (or any other location designated by City) 185,000 cubic yards of dirt. Not less than twenty-five percent (25%) of such total amount shall be deposited at the City landfill site (or other location designated by City) by Partnership over the period of May through September of each of the following years: 1986, 1987, 1988, and 1989, or some other schedule approved by City. Partnerhsip shall receive credit against such dirt "repayment" obligations for all dirt, exclusive of miscellaneous dirt, deposited at the City landfill site (or any other location designated by City) commencing upon June 1, 1985 hereof and continuing until all dirt "repayments" required hereunder have been satisfied. (Miscellaneous dirt is that dirt the City is now receiving at the landfill which does not originate from a development project. Miscellaneous dirt will typically originate from small jobs and consist of a few truckloads. Miscellaneous dirt shall include dirt originating from City capital improvement projects.) City shall have the right to require that any portion of the dirt to be repaid to be a low-permeability clay should that be required for City sanitary landfill dirt needs. City shall determine actual quantity of dirt delivered to be credited to amount of dirt to be repaid by Partnership and shall notify Partnership of such determination. City and Partnership shall periodically consult regarding the actual dirt repayment to City and the timing and manner of Partnership "repayment" of the "borrowed" dirt.

      c. If the City purchases dirt to be credited to amount of dirt to be repaid by Partnership, Partnership shall reimburse City for City's costs incurred in acquiring the dirt, including applicable administration costs, provided City has received prior approval of Partnership to purchase dirt. Partnership may arrange for dirt to be delivered to landfill (or any other location designated by City) or may make sources of dirt known to City. In addition to the obligation to repay the borrowed dirt, Partnership shall compensate City for any extra costs incurred by City due to the dirt borrowing. If City, at any time prior to Partnership placing final parking surface material on the below-described 45 acres, is in need of dirt in addition to that repaid as noted in Sections 2.05(b) and (c), and Partnership consents, then City shall be permitted to remove dirt from the approximate 45-acre portion of City land west of Stierlin Road and north of Charleston Road (the "45-Acre Parcel"). Each cubic yard so used by City shall be credited as a cubic yard repaid against the 185,000 cubic yards noted in Section 2.05(b), and each cubic yard so used by City shall be included in the total cubic yards of dirt which must be replaced by Partnership pursuant to Section 2.05(e).

      d. In addition to the dirt "borrowed" under Section 2.05(a), City shall make available to Partnership up to 87,000 cubic yards of additional dirt, which dirt is also located on the "45-Acre Parcel" for purposes of construction of the Amphitheatre parking and related improvements. The cost of excavating and transporting the dirt to the Site shall be borne exclusively by Partnership. Partnership shall develop methods acceptable to City to accurately monitor dirt "borrowed" under this subsection (d) so that at completion of Amphitheatre construction, the actual amount of dirt "borrowed" can be accurately determined.

      e. In consideration for allowing Partnership to use up to the 87,000 cubic yards of dirt noted in Section 2.05(d), which is more economical for Partnership, Partnership herein commits to subsequently replace the dirt actually borrowed in order to restore the excavated "45-Acre Parcel" generally to its present state.

            1. The City has the right to give Partnership notice at any time as to when the "45-Acre Parcel" shall be restored, provided that at least three (3) months shall be provided; and Partnership herein guarantees that it will complete the restoration by the due date given.

            2. The dirt is to be placed and compacted by Partnership to standards acceptable to the City, but generally to the density of the existing dirt. The City will record random in-place densities prior to the excavation.

            3. If continuing Amphitheatre temporary parking is to occur on any dirt subsequently replaced, then the parking area surfacing or other areas replaced are to be improved to the same standards of improvement (e.g., surface treatment) originally required for that area.

      Section 2.06. Amphitheatre Quality. The Amphitheatre, parking and related improvements design shall be of high quality consistent with the Shoreline area and the emerging image of North Bayshore and shall meet all prior City approvals. City shall not, however, unreasonably withhold or delay its approval in the review process. Temporary and/or sellout parking not on the Site may not be required to be constructed in the same manner or to the same standards as permanent parking on the Site and may be constructed of less expensive materials, all subject to prior City approval.

      Section 2.07. Bonding. During the Amphitheatre construction period, and an appropriate period thereafter, Partnership shall maintain Faithful Performance and Labor and Materials Bonds for the construction of the Amphitheatre parking and related improvements in a form and amount satisfactory to the City Attorney.

      Section 2.08. Future Construction or Expansion. There shall be no future construction or expansion of the Amphitheatre, parking and related improvements, nor any increase in ticket sales or other intensification, beyond that approved by the City or provided herein, without the prior approval of City derived in the same manner as specified in this Article for the original construction of the Amphitheatre, parking and related improvements.

                                   ARTICLE III

                                      RENT

     Section 3.01. Gross Receipts. Partnership shall pay to City, as rent (the "Rent"), on or before the tenth (10th) day of each month, the following percentage of Gross Receipts, as defined below, received by Partnership during the immediately preceding calendar month, collected at, applicable to or arising out of performances occuring at the Amphitheatre:

    Lease       Annual Gross            Annual Gross            Annual Gross
    Years         Receipts                Receipts                Receipts
    -----       ------------            ------------            ------------
               $0-$10 million       over $10-$13 million      over $13 million
                  per year                per year                per year

     1-5        2.0 percent             3.0 percent             4.0 percent

     6-10       2.5 percent             3.5 percent             4.5 percent

    11-15       3.0 percent             4.0 percent             5.0 percent

    16-50       4.0 percent             5.0 percent             6.0 percent

      For example and not by way of limitation, if Gross Receipts during the sixth (6th) Lease year were $11,500,000, then in that event, Partnership would pay City 2.5 percent of its Gross Receipts accumulated until they reached $10,000,000. The next $1.5 million of Gross Receipts would yield a payment to City of 3.5 percent. Lease Years shall be calendar years. Partnership hereby directs BGP to pay the above described rent directly to City out of the Gross Receipts collected by BGP for the account of Partnership. By Recognition and Attornment Agreement of even date herewith executed in favor of City, BGP acknowledges Partnership's direction and agrees to pay the Rent to City as herein provided. Upon the occurrence of an Event of Default or in the event an audit pursuant to Section 3.04 discloses an underpayment of 5 percent or more, City shall have the right to be present at all post-concert settlements with any artist and also reserves the right to collect City's Rent for that concert at the post-concert settlement with the artist.

      Gross Receipts are defined as follows:

            (a) Ticket sales, including the gross ticket sales less the sum of surcharges and taxes. Before deducting any surcharges, they must be approved by the City, which approval shall not be unreasonably withheld. The initial surcharge of $1.50 is hereby approved.

            (b) All food, beverage and T-shirt sales, except that food provided to the performers shall not be included.

            (c) Miscellaneous income, including all other gross receipts relating to the Amphitheatre and related improvements (such as, but not limited to, advertising contracts, off-site video and corporate sponsorships, telecast, broadcast and video production payments and corporate and other sponsorships), all less applicable Outside Commissions. The Two Million Dollar ($2,000,000)-Ten Year Sponsorship Agreement with Pepsi-Cola Company shall be included in Gross Receipts in Two Hundred Thousand Dollar ($200,000.00) increments commencing in the first year of the Term and continuing thereafter for a total of ten years. Commissions and expenses actually paid to parties other than Partnership or BGP in connection with obtaining sponsorships and other ancillary income shall be excluded from Gross Receipts. Interest income and parking income shall also be excluded from Gross Receipts. Sales taxes actually paid by Partnership or its licensee or concessionaire shall be excluded from Gross Receipts. Any payment made by any licensee or concessionaire for the right to place a concession in the Amphitheatre or the right to conduct business in or around the Amphitheatre shall be included in Gross Receipts.

            (d) Gross Receipts shall also include gross receipts of the kind and nature described above actually received by Partnership, BGP and/or their affiliates (excluding concession sales of Fillmore Fingers and Winterland Concessions Company) during a Concert Season from gross ticket and concession sales made by Partnership, BGP and/or their affiliates from any amphitheatre (excluding the Concord Pavilion, Oakland Coliseum, San Jose Civic Auditorium, Kezar Stadium, Candlestick Park, Greek Theatre, Flint Center, Frost Amphitheatre, San Jose Center for the Performing Arts, San Francisco Civic Auditorium, Henry J. Kaiser Auditorium and Cow Palace) or any other entertainment facilities with a seating capacity of more than 7,000 people (and outside the Concert Season from any similar facility of more than 7,000 seats which seating is outdoors) located within a thirty-five (35) mile radius of the Amphitheatre, which amphitheatre or similar entertainment facility is owned, operated or managed by Partnership, BGP, Bill Graham Enterprises, Inc. (BGE) and/or their affiliates or any business entity in which Partnership and/or BGP has a twenty percent (20%) interest, directly or indirectly. With City's prior written consent, Partnership, BGP, Bill Graham and/or their affiliates may own, operate or manage a similar entertainment facility within the 35-mile radius. Partnership and City further recognize that Bill Graham is important to the successful operation of the Amphitheatre. Partnership agrees that Bill Graham shall not, without City's prior written consent, within ten (10) years following the beginning of the Term, engage in any business which directly competes with the Amphitheatre with respect to entertainment facilities (other than the exclusions contained in this subsection 3.01(d)) with a seating capacity of more than 7,000 people located within a 35-mile radius of the Amphitheatre. This provision shall apply even in the event Partnership sells or otherwise hypothecates its interest under the Lease and shall apply regardless of the termination or assignment of the Sublease.

      Section 3.02. Annual Reconciliation. Within ninety (90) days after the close of each Lease Year, commencing with the first Lease Year in which the first payments as specified in Section 3.01 are made, an annual reconciliation shall be completed, wherein an independent auditor, named by City but compensated by Partnership, shall audit Partnership for compliance with this Lease and determine what, if any, remaining funds are due and owing city based upon the rental provisions above. City hereby approves Creed & Associates or Phil Yee as the independent auditor to prepare the annual reconciliation. Subject to prior City approval, City will permit the independent accounting firm employed by Partnership to prepare the annual reconciliation. If such reconciliation reflects an overpayment then that amount shall be deducted from the next payment due City from Partnership under this Lease. If it is determined that Partnership owes City funds, then, in that event, Partnership shall forthwith pay City said funds no more than fifteen (15) days from the date the auditor makes its determination that funds are due and has notified Partnership. At least two (2) weeks prior to the annual reconciliation, Partnership shall have an affirmative obligation to disclose to City and the independent auditor all income Partnership has received attributable to the operation of the Amphitheatre, parking and related improvements, but income which Partnership does not include under Gross Receipts as described above.

      Section 3.03. Minimum Rent.

      a. If the Amphitheatre does not open for business by July 1, 1987, then Partnership shall pay to City, as minimum rent, the sum of Ten Thousand Dollars ($10,000), in advance, per month by the first of each month until the start of the first performance at the Amphitheatre. Subject to delays caused by Force Majeure

(as hereinafter defined), if the Amphitheatre does not open for business by July 1, 1988, City may cancel this Lease and terminate all of Partnership's rights hereunder.

      b. Notwithstanding and in addition to subparagraph (a) of this Section 3.03, commencing August 1, 1986 and continuing on the first day of each month thereafter through July 1, 2006, Partnership shall pay to City, as minimum rent, the sum of Ninety-Three Thousand Two Hundred Dollars ($93,200), provided, however, that Partnership shall have the right to pay in whole or in part any unamortized portion of such minimum rent which relates to the Community's Capital Contribution to the Partnership specified in Section 5.18 herein.

      Section 3.04. Books and Records. Partnership shall maintain accurate and complete books and records, in a form reasonably satisfactory to City, showing all Gross Receipts from the Amphitheatre and related improvements and any other applicable locations, and shall require all licensees, concessionaires, or others occupying or in any way doing business from the Amphitheatre, parking or related improvements or any other related premises or any part thereof under Partnership to do the same, for a period of not less than three (3) years after the expiration of the Lease Year to which such records relate. Such records shall show all Gross Receipts received from the operation of the Amphitheatre and related improvements, and such Gross Receipts shall be supported by documents of original entry such as sales slips, cash register tapes, purchase invoices and tickets issued. In the case of admission charges, Partnership shall either: (i) issue serially numbered tickets for each paid admission and keep accurate records of said serial numbers issued and of those unused; (ii) record admission charges by means of a cash register system which automatically issues a customer's receipt; or (iii) any other methods specifically approved by City in writing. City hereby approves the use of BASS, Ticketron or Ticket Master computerized ticket distribution systems for purposes of issuing tickets for Amphitheatre events. Partnership shall make available to City and shall retain for not less than three (3) years copies of all ticket reconciliation statements and other ticket sale documentation produced by the ticket agent selected by Partnership. Partnership shall have no obligation to retain actual ticket stubs for more than ten (10) business days following a particular performance. All sales and rentals of merchandise and services rendered other than T-shirts and other concert merchandise sold at the T-shirt concession stands and mobile concessionaire units which cannot reasonably have cash registers shall be recorded by means of a cash register system. All said cash register systems shall have a locked-in total which is constantly accumulating, which total cannot be reset, and, at the option of City, a constantly locked-in, accumulating, printed transaction counter which cannot be reset, and/or printed detailed audit tape located within the register. Complete beginning and ending cash register readings shall be made a matter of daily record. Partnership shall retain for a period of three (3) years and make available to City those above-referenced records and supporting documents. Partnership shall retain sales tax returns for all merchandise (including T-shirts) and services and shall also retain event inventory sheets for all T-shirt and other concert merchandise sales sold at the T-shirt concession stand and mobile concessionaire units which cannot reasonably have cash registers. The books and records shall be kept or made available at one location within the limits of the City of Mountain View or at Partnership's or BGP's offices so long as such offices are within the immediate Bay Area. City shall have the right to examine and audit from time to time (but in no event more often than four (4) times during any twelve (12) month period), upon five (5) business days advance written notice, Partnership's and BGP's records of Gross Receipts, and books of account and the records of Gross Receipts and supporting documents of Partnership's and BGP's licensees, concessionaires or others occupying the Amphitheatre, parking or related improvements, or any part thereof under Partnership or deriving income from the Amphitheatre at any time during the Term of this Lease and for a period of six months after the termination of this Lease. Partnership shall include in any license or concession agreement or any other agreement with anyone occupying the Site or doing business on related improvements or any part thereof, a provision giving the City the right of examination and audit by an independent certified public accountant or such other person as City desires, at City's discretion, of such licensees' and concessionaires' books and records as provided in this Section. If an audit of Partnership's or licensees' or concessionaires' books by an independent certified public accountant shall disclose for a period of at least one (1) concert season an underpayment of five percent (5%) or more of the Rent due City, then Partnership shall pay for the cost of such audit. Otherwise, the cost of such audit shall be borne by City (except for the annual reconciliation audit). Double the amount of any additional Rent which is determined to be payable pursuant to such audit shall be paid to City within fifteen (15) days of such determination, with interest on such delinquent sum accruing at a rate equal to the lesser of three percent (3%) above the "reference rate" announced from time to time by the Bank of America National Trust and Savings Association or, the maximum rate an individual is permitted by law to charge (the "Specified Rate") from the thirtieth (30th) day after the end of the calendar month with respect to which such Rent is due.

      Section 3.06. No Setoff. Partnership shall pay the Rent and all other sums which may become due hereunder or be payable by

Partnership hereunder, at the times and in the manner provided in this Lease without notice or demand and without abatement, reduction or setoff.

                                   ARTICLE IV

                       SALE, MORTGAGE, ASSIGNMENTS, OTHER

      Section 4.01. Sale of Interest. Partnership shall have the right after five years to sell all or any portion of its interest in the Amphitheatre parking and related improvements subject to this Lease. Such sale shall be expressly subject to this Lease and may be consummated only if either BGP continues as the promoter and operator of the Amphitheatre, parking and related improvements or finds a substitute which is acceptable to the City. If the interest of the Partnership in the Amphitheatre parking and/or related improvements is sold, City shall receive ten percent (10%) of any sales proceeds, net of sales commissions property transfer taxes and title insurance, to the extent those proceeds exceed the greater of: (a) Twenty Million Dollars ($20,000,000.00) or (b) the amount of the last refinancing of the Amphitheatre pursuant to Section 4.02.

      Section 4.02. Refinancing. Partnership shall have the right to refinance any promissory note secured by a deed of trust recorded against the Amphitheatre and/or leasehold interest of Partnership, or any other form of original financing, with the City receiving ten percent (10%) of any net refinancing proceeds which exceed the greater of: (a) Twenty Million Dollars ($20,000,000.00) or (b) the amount of the last refinancing of the Amphitheatre pursuant to Section 4.02. Any refinancing of the Partnership's interest in this Lease may not be accomplished except by a mortgage or deed of trust. Upon any refinancing, the net refinancing proceeds shall exclude "loan costs." Partnership's "loan costs" shall include, without limitation, all loan fees, appraisals, points, escrow fees, title insurance premiums and all other loan costs and fees imposed by the lender and/or incurred by Partnership in connection with the subject refinancing. Partnership may not encumber this Lease and the Amphitheatre with deeds of trust or other financing securing a total indebtedness in excess of eighty percent (80%) of the then appraised value of the Amphitheatre, as reflected in a current MAI appraisal to be provided by Partnership. Any assignment of Partnership's interest hereunder pursuant to a deed of trust or any other financing mechanism shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and in the event of any conflict between the provisions of this Lease and the provisions of such a deed of trust or other financing mechanism, the provisions of this Lease shall control.

      Section 4.03. Assignment; Subletting.

            (a) Except as permitted under the provisions of Sections 4.01 and 4.02, Partnership, and its successors and assigns shall not assign its interest in this Lease either voluntarily or by operation of law, or sublease all or any part of the Site or other areas made available to Partnership or allow any other person or entity (except BGP's and Partnership's authorized representatives, concessionaires and licensees) to occupy or use all or any part of the Site or other areas made available to Partnership without the prior written consent of City. Notwithstanding the foregoing, Partnership shall have the right to reasonably change concessionaires, licensees and other parties providing services and/or materials required in the normal operation of the Amphitheatre without City consent, but must notify City, in writing, of such change within ten (10) days after such change has occurred. The types of merchandise, products and services offered at the Amphitheatre shall be subject to prior City approval, which approval shall not be unreasonably withheld. City hereby approves the sale of alcoholic and nonalcoholic beverages, food and concert merchandise of the type and quality offered for sale by BGP or BGE as of the date of this Lease at comparable entertainment facilities in the San Francisco-Oakland Bay Area.

            (b) In giving its consent pursuant to Subsection 4.03(a), City may, in addition to any other conditions, require compliance with the following:

                  (i) Any proposed assignee shall have the qualifications and financial responsibility, as reasonably determined by City, necessary and adequate to fulfill the obligations undertaken in this Lease by Partnership.

                  (ii) Any proposed assignee, by instrument in writing, shall, for itself and its successors and assigns, expressly for the benefit of City, have assumed all of the obligations of Partnership under this Lease and agree to be subject to all of the conditions and restrictions to which Partnership is subject; provided, however, that the fact that any assignee of this Lease or any other successor in interest whatsoever to this Lease whatever the reason, shall not have assumed such obligations, shall not, unless and only to the extent otherwise specifically provided in this Lease or agreed to in writing by City, relieve or except such assignee or successor of or from such obligations, conditions, or restrictions or deprive or limit City of, or with respect to, any rights or remedies or controls with respect to this Lease. It is the intent of this Lease, to the fullest extent permitted by law and equity, and excepting only in the manner and to the extent specifically provided otherwise in this Lease, that no assignment of this Lease, or any interest therein, however consummated or occurring and whether voluntary or involuntary, shall operate, legally or practically, to deprive or limit City of or with respect to any rights or remedies or controls provided in or resulting from this Lease that City would have had, had there been no such assignment or change;

                  (iii) There shall have been submitted to City all instruments and other legal documents involved in effecting such a transfer. City may disapprove such transfer if the documents do not contain the provisions required by the terms of this Lease.

                  (iv) All subtenants and other users of space on the Site and other areas made available to Partnership by City shall be of a kind and nature generally found in and around a quality Amphitheatre; and

                  (v) Any subleases, license or concession agreements between Partnership and a subtenant, licensee or concessionaire shall contain the provisions required by the terms of this Lease; provided, however, that in the absence of a specific written agreement by City to the contrary, no such transfer or approval by City thereof shall be deemed to relieve Partnership or any other party bound in any way by this Lease or otherwise with respect to the performance of any term, covenant and condition to this Lease including, without limitation, the construction and reconstruction of the Amphitheatre, parking or related improvements, or any of its obligations with respect thereto.

            (c) If, notwithstanding the provisions of this Section, this Lease is assigned by operation of law in connection with any proceedings under State or Federal insolvency and bankruptcy law, or any comparable law, whether for liquidation or reorganization, City shall have a right of first refusal to purchase this Lease. Before any trustee or debtor in possession (collectively "Trustee") may offer the lease or any interest in this Lease for sale, Trustee shall notify the City, in writing, of the amount for which the Trustee would be willing to sell its interest in the Lease. The City shall have three (3) months after receipt of the Trustee's notice to elect to purchase or not purchase the Amphitheatre and Lease for the price specified in the Trustee's notice. If prior to expiration of such three (3) month period, City desires to purchase the lease but does not wish to purchase for the purchase price designated in the Trustee's notice, then City may give the Trustee written notice of its intention to purchase the Amphitheatre and Lease for the fair market value of the Amphitheatre and Lease as determined pursuant to Exhibit "C" attached hereto and incorporated herein by reference. If City gives written notice of its desire to purchase the Amphitheatre and Lease within such three (3) month period or fails to close the transaction within six (6) months after its exercise, then Trustee shall be free, thereafter, to sell the Lease and Amphitheatre to any third party subject to the terms and conditions of this Lease (except the obligation to offer the Amphitheatre and Lease to City pursuant to this Section).

            (d) Partnership represents and agrees for itself and any successor in interest of itself that without the prior written approval of City, as long as he is alive, Bill Graham shall not reduce his ownership interest, as a limited partner, to less than 20 percent. Partnership shall notify City in writing of all transfers (regardless of the percentage amount) of the interest of any general partner of Partnership within ten (10) days of such transfer.

            (e) Partnership shall promptly notify City of any and all significant changes in the ownership of Partnership or any legal entity comprising Partnership, whether legal or beneficial, or of any other act or transaction involving or resulting in any change in the ownership of Partnership or any legal entity comprising Partnership, with respect to the identity of the parties in control of Partnership or any legal entity comprising Partnership, of which it or any of its officers have been notified or otherwise have knowledge or information. Partnership shall, at such time or times as City may request, furnish City with a complete statement, subscribed to and sworn to by an appropriate person as approved by City, setting forth all of the partners of Partnership and the owners of each legal entity comprising Partnership and the extent of their respective holdings, and if any other parties have a beneficial interest in Partnership and each legal entity comprising Partnership, their names and the extent of such interest, all as determined or indicated by the records of Partnership and each legal entity comprising Partnership, by specific inquiry made by the appropriate person above-approved by the City of all parties who on the basis of such record or corporate records own ten percent (10%) or more of Partnership or any legal entity comprising Partnership, and by such other knowledge or information as that person may have. Such data and information shall be furnished to City immediately prior to delivery of the leasehold interests to Partnership and as a condition precedent thereto, and annually thereafter on the date of such delivery. This Lease may be terminated by City in its sole discretion if, during his life, Bill Graham at any time holds less than a 20 percent interest in the Partnership as a limited partner; for this purpose, Bill Graham shall be considered to own the Partnership interest owned by BGP as long as Bill Graham owns at least 75 percent of BGP. To the extent legally possible, all information supplied to City regarding the ownership of Partnership shall remain confidential, and City shall not disclose any such information to any other party without the prior written consent of Partnership.

            (f) The foregoing provisions regarding assignment, together with the provisions of subsection (g) below, shall under no circumstances be deemed to apply to the giving of any deed of trust or other form of financing by Partnership, its successors or assigns, on the leasehold created hereby or on any improvements to secure a loan.

            (g) No assignment of any interest of this Lease made with City's consent, or as herein otherwise permitted, shall be effective until there shall have been delivered to City an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, wherein such assignee assumes due performance of the obligations on the assignor's part to be performed under this Lease to the end of the Term. Shareholders and any partners and/or limited partners of Partnership shall have no personal liability for the performance of any obligations hereunder, unless otherwise specified in this Lease.

            (h) The consent by City to an assignment hereunder shall not in any way be construed to relieve Partnership of the obligation of obtaining the express consent in writing of City to any further assignment.

            (i) Except as otherwise provided herein, notwithstanding an assignment by Partnership hereunder to which City has consented, Partnership shall remain responsible for all liabilities and obligations of this Lease.

            (j) As long as Bill Graham is alive, he personally shall retain not less than 75 percent of the voting stock of BGP during the term of this Lease. Failure to do so shall constitute a default hereunder.

      Section 4.04. Assignment of Rents. Subject to the rights of any commercial lender which is the beneficiary under the first deed of trust or other financing mechanism secured, in whole or in part, by the Amphitheatre, Partnership hereby assigns to City, as security for Partnership's performance of all of its obligations under this Lease, all of Partnership's right, title and interest in and to all rents due or to become due from any present or future subtenant, licensee, concessionaire, or other person occupying the Site or other area made available to Partnership by City, including, without limitation, all sums due

Partnership under the Sublease with BGP, but such assignment shall be subject to the right of Partnership to collect such rents until the date of the happening of any Event of Default under the provisions of this Lease which has not been cured within the time provided in this Lease. City shall apply any rent amount collected by it from such subtenants, licensees or concessionaires to the Rent due under this Lease.

      Section 4.05. Attornment. In the event of a termination of this Lease, each licensee and concessionaire under a sublease, license or concession agreement with Partnership shall attorn to City unless City shall elect to dispossess such licensee or concessionaire. Partnership covenants that each sublease hereafter executed shall contain a clause expressly providing that the licensee or concessionaire shall attorn to City in the event of a termination of this Lease, but the absence of such a clause in any sublease, license or concession agreement shall not relieve the licensee, or concessionaire from the provisions of this Section.

      Section 4.06. City Tax on Amphitheatre Operation. City shall not arbitrarily impose a gross receipts or any other type of tax or charge on the operations of the Partnership which would either be discriminatory as to the Partnership or its activities or solely applicable (either directly or as a practical matter) to the Partnership's operation of the Amphitheatre.

      Section 4.07. Additional Rent. In addition to the rent provided in Sections 3.01, 3.03, 4.01 and 4.02, Partnership shall pay City additional rent determined as follows:

      (a) Twenty percent (20%) of the Partnership's Net Available Cash as determined on an annual basis by the Partnership's regularly engaged Certified Public Accountant. For purposes of this section, Net Available Cash shall mean gross income of- the Partnership less all rental payments provided for in this Lease except for those set forth in this Section 4.07 and Sections 4.01 and 4.02, debt service on any obligations incurred by the Partnership in the ordinary course of its business regarding the Amphitheatre or to refinance and pay off all or a portion of the minimum rent obligation set forth in Section 3.03(b), operating expenses, management fees, insurance, an annual cumulative return (prorated during the first year of the Partnership's existence from the date on which the Partnership is funded) of Five Hundred Sixty Thousand Dollars ($560,000), and the like. Any amounts due under this paragraph shall be payable at the same time as, and from, the fundings distributed by the Partnership to Bill Graham, BGP and/or Shoreline Amphitheatre Ltd. or their successors in interest. Within ninety (90) days after the end of each calendar year, the Parntership's regularly engaged Certified Public Accountant shall submit to City a written report describing whether, and to what extent, any amounts are due City under this subparagraph
(a). Any payments due City shall be paid within this ninety (90) day period each year.

      (b) Ten percent (10%) of the Net Gain or Refinancing Proceeds, payable by the Partnership upon a sale or refinancing of the Amphitheatre. For purposes of this Section 4.07(b), Net Gain or Refinancing Proceeds shall mean the gross funds received by the Partnership from a sale or refinancing, less all expenses of the sale or refinancing, any debt secured by, or involving, the Amphitheatre (including without limitation the unamortized portion of the minimum rent described in Section 3.03(b) actually paid off as a result of the sale or refinancing, and any amount paid City pursuant to Sections 4.01 and/or 4.02. Such proceeds shall be paid to City within thirty (30) days from the completion of the sale or refinancing.

                                    ARTICLE V

                      OPERATION, MAINTENANCE AND PROMOTION

                               OF THE AMPHITHEATRE

      Section 5.01. Use of the Site. Partnership covenants and agrees that Partnership shall, and Partnership will direct BGP and (so long as the Sublease is in effect) BGP shall agree to continuously use or cause to be used the Site and related parking for the operation of a quality Amphitheatre for the purpose of presenting cultural and entertainment performances and will operate, maintain and promote the same with uses incidental to or customarily related to such primary use. Partnership and BGP shall also be responsible for the maintenance and operation of the Site and related parking during that time which is not during the Concert Season, and Partnership shall direct BGP and (so long as the Sublease is in effect) BGP shall agree to, use the utmost skill and diligence in the conduct of Partnership's and BGP's operation of business on the Site and related parking, to exercise sound business judgment and to undertake such commercially reasonable acts as may be reasonably necessary so as to produce the maximum volume of trade and patronage reasonably obtainable from the operation of the Amphitheatre in a commercially reasonable manner, thereby providing to City a return of the greatest possible amount of Rent (subject to the requirements of Section 5.02). Neither Partnership nor BGP shall allow the Site and other areas made available to Partnership by City to be used for any other purpose without the prior express written consent of City, nor shall any parking area for the Amphitheatre be used for anything other than parking for Amphitheatre events without the prior written approval of City. If a parking operator other than BGP is contemplated, City's prior written consent shall first be obtained. Neither Partnership nor BGP shall allow the sale of any merchandise or services on the Site or parking and related improvements unless such selling is conducted as a business regularly licensed to do so.

      The Amphitheatre, parking, landscaping and related improvements shall be continuously maintained by Partnership to a high standard consistent with high-quality amphitheatres throughout the State of California. If Partnership, after being given written notice by City that Partnership's maintenance efforts have failed to meet the above-referenced standards, does not correct any specified maintenance problem within 30 days, thereafter City may correct such problem and charge Partnership for its costs in doing so.

      Section 5.02. Balanced Programming. Part of the consideration inherent in City executing this Lease is the fact that City considers the Amphitheatre a significant community asset, but only so long as programming at the Amphitheatre is balanced in substantially the manner hereinafter provided. Amphitheatre programming shall be balanced so as to ensure a reasonably proportioned blend of cultural experiences, recognizing and accepting the fact that some (e.g., so called, "high arts") may not be as profitable as others (e.g., "rock and roll"). For the purpose of this Lease, "balance" shall mean a reasonable assortment of varied types of music events appealing to the varied tastes of the general population including, without limitation, popular, rock and roll, blues, soul, jazz, folk, classical, country and western music, comedy and theater. City and Partnership acknowledge that the examples contained in this Section, though applicable to 1986 tastes in entertainment, may not be indicative of general tastes during the entire Term. It is the intent of the parties throughout the Term to appeal to the varied entertainment tastes of the general public as such tastes change over time. Notwithstanding the foregoing, Partnership and BGP shall have no obligation to present and promote entertainment events which are consistently unprofitable.

      Section 5.03. Promotion, Use of Amphitheatre and Advance Notice. In promoting the Amphitheatre and the events to occur at the Amphitheatre Partnership and BGP shall conspicuously reference the fact that the Amphitheatre is in or at the City of Mountain View. Such promotion may include, but not be limited to, written advertising, television and radio advertising. Partnership acknowledges that one main sponsor for the Amphitheatre is Pepsi-Cola, Inc., and that Partnership has entered into a sponsorship agreement with Pepsi-Cola, Inc. which requires Partnership to promote Pepsi-Cola, Inc. products. Partnership agrees that "Shoreline Amphitheatre at Mountain View" shall receive equal billing and promotional efforts as that given to Pepsi-Cola, Inc. or such other major sponsor as may replace Pepsi-Cola, Inc.
The amount and location of all on-site advertising must receive the prior written approval of City. To the extent feasible, Partnership and BGP shall provide City with maximum advance information regarding performance scheduling, and will cooperate with City in informing residents of such upcoming events. Partnership and BGP further agree to submit for City approval prior to any ticket sales for the first season, a Residents Priority Plan to ensure that Mountain View residents receive preferred seating at all performances. This is to be accomplished by some approach acceptable to City and BGP, such as: making available for purchase by Mountain View residents only, an appropriate number of choice reserved seats; by allowing a reasonable period of time in advance of ticket sales to the general public, during which Mountain View residents only can purchase tickets; a combination of those techniques; or some other procedure acceptable to City. The aforementioned Resident Priority Plan may require tickets to be purchased at the Amphitheatre box office and that residents provide suitable evidence documenting bona fide Mountain View residency. The Resident Priority Plan may also provide for any tickets held back for Mountain View residents to be released for general sale a reasonable period of time prior to the performance. On weekdays, no show shall start before seven (7) p.m. nor end after midnight without the prior written consent of City. On weekends, no shows shall start before noon nor end after midnight. If consistent traffic congestion is generated by the starting and ending times of concerts, City and Partnership shall meet and formulate reasonable solutions to such traffic congestion. If, after reasonable efforts by Partnership to mitigate the traffic congestion, a problem persists, then City may further alter the permitted show times bearing in mind the nature of Partnership's use of the Amphitheatre and the effect the changed show times may have on booking of performers and attracting audiences to the Amphitheatre. Partnership shall not allow any public entity other than City the use of the Amphitheatre, parking or related improvements without the prior written approval of City. No performance shall be conducted at below the normal customary market rate for such performance without the prior written approval of City, except that Stephen Wozniak shall be allowed the use of the Amphitheatre for two (2) days during each Concert Season, and such use by someone other than Partnership or BGP, and at below the normal customary rate for any performance, is hereby approved by City. The use of the Amphitheatre by Stephen Wozniak shall, however, be subject to each and every other provision of this Lease, including, without limitation, those provisions regarding Rent delineated in
Section 3.01 and the type of events which may occur at the Amphitheatre.

      Section 5.04. Traffic, Crowd Control and Cleanup. Partnership, at its expense, shall be responsible for cleanup of the Amphitheatre and related parking areas, as well as crowd control, security and traffic control. Partnership shall also pay City no more than fifteen (15) days after billing, any and all extra costs actually incurred by City related to any performance at the Amphitheatre. Such costs shall generally include, but not be limited to, Site, parking and community clean up, crowd control, security (including off-site security to prevent parking for Amphitheatre events on private property not available for such parking) and traffic control relating to Amphitheatre activities or events all to the City's reasonable satisfaction and crowd control, security and any other similar problems reasonably related to any event occurring at the Amphitheatre or in the area within a reasonable proximity of the Amphitheatre parking or related improvements. City shall promptly notify BGP and Partnership of the exact nature and cost of the additional services necessitated by Partnership's operation of the Amphitheatre. Within fifteen (15) business days after receipt of satisfactory documentation supporting the costs and expenses incurred by City, Partnership shall reimburse City for such costs and expenses. At any time during the Term, City may allow, at its sole discretion, Partnership or BGP to provide, at Partnership's or BGP's cost, any or all of the additional services for which City has or intends to seek reimbursement under this Section 5.04, including, without limitation, crowd and traffic control and general clean-up reasonably related to any event which has or will occur at the Amphitheatre, parking or related improvements. For purposes of this section, Partnership shall, if requested by City Police Chief, undertake traffic control off-site for Amphitheatre performances, and shall have its employees trained in such matters by City or its designee, paying all costs of training. If crowd control, security, cleanup or traffic control are not handled to City's reasonable satisfaction, then City and Partnership shall meet and formulate reasonable `solutions. As the first Concert Season may be a period of refining the handling of such issues, a failure to fully satisfy City during the first Concert Season shall not constitute a default provided Partnership uses reasonable and diligent efforts to resolve all problems identified by City.

      Section 5.05. Rengstorff Extension. City has already commenced planning and, as soon as is reasonably practicable and legally possible after the execution of the Lease, City may commence construction of an extension of Rengstorff Avenue to Stierlin Road, which extension is expected to serve the Amphitheatre as well as benefit the broad North Bayshore Area.

      Section 5.06. Name. The City shall have the right to approve the name of the Amphitheatre, as well as any logos used. The City shall use its best efforts to name the Rengstorff extension above-referenced to a name denoting Shoreline or the Amphitheatre's presence so that there may be a freeway off-ramp designation.

      Section 5.07. Sound Limitations. Partnership has the affirmative obligation to resolve all problems relating to sound emanating from the Amphitheatre. Without limiting the City's land use and police powers in any way City acknowledges that, as required by the balanced programming provisions of
Section 5.02, Partnership will be offering a variety of musical and entertainment events at the Amphitheatre, including rock and roll music. City further acknowledges that Partnership's ability to promote rock and roll musical performances at the Amphitheatre is an essential element in the projected profitability and success of the Amphitheatre and is a material consideration in Partnership's entering into this Lease. During the Term, in adopting guidelines, ordinances, laws, statutes, rules and regulations affecting the Amphitheatre and in permitting further development of the areas adjacent to the Amphitheatre, City shall give due consideration to the existence of the Amphitheatre. With regard to future development of areas adjacent to the Amphitheatre, City shall make the developers aware of the Amphitheatre.

     Partnership shall design, construct and operate the Amphitheatre in a reasonable manner such that sound emanating from the Amphitheatre, parking or related improvements shall not create a nuisance or annoyance to nearby uses. City reserves the right to impose by resolution of the City Council specific reasonable operational and/or sound level limitations on the operation of the Amphitheatre.

      During the first Concert Season, City and Partnership shall seek to identify specific noise or sound problems which may exist at the Amphitheatre. After identification of noise or sound problems, Partnership shall use reasonable efforts to mitigate the affect of such problems during the balance of the 1986 Concert Season. If, after reasonable efforts to mitigate, noise problems persist, then City may require the lowering of sound amplification equipment power output, so that these noise or sound problems are substantially mitigated to City's satisfaction. Following the 1986 Concert Season, Partnership shall use reasonable efforts to correct any further noise and sound problems identified by City, again, including the obligation to adjust sound amplification equipment power levels, if Partnership's reasonable mitigation efforts including the equipment of performers, do not alleviate persistent noise problems so that reasonable sound levels adopted by City are not exceeded. City may develop reasonable guidelines for the implementation of this Section, and if such guidelines are developed, Partnership shall follow these guidelines. If after the first Concert Season Partnership at any time fails to solve these noise and sound problems identified by the City to the City's reasonable satisfaction within a reasonable time period, then, thereafter, if Partnership, at any time, exceeds any then existing sound limitations imposed, City shall have the right to enter the Site for the purpose of monitoring and, if necessary, adjusting the amplification levels of all sound equipment at the Amphitheatre so that off-site nuisance or annoyance is avoided and sound limits are not exceeded. City shall also have the right, after the first Concert Season, to install sound level governors on all sound amplification equipment used at the Amphitheatre so that no sound shall exceed then-existing reasonable sound level limitations imposed by City on the operation of the Amphitheatre by resolution, ordinance or developmental approvals given by City. These sound governors may be readjusted from time to time in order to reflect changes in sound level limitations imposed by City. City shall also have the right to place such sound governors on any amplification equipment brought in by any third party other than Partnership or BGP, including any performers and their staff. City shall not have the right to install and operate sound governors until Partnership has been given a reasonable opportunity to cure identified noise problems, and the cure proposal by Partnership fails to eliminate persistent noise and sound problems.

      The exercise by City of any rights under this Lease shall not act as a bar to the exercise by City of any other right or remedy it may have in law or equity for a violation of the sound limitations set by City. The cost of any sound monitoring system or acoustical consultant hired by City to ensure that the sound attenuation objectives of this Section 5.07 are satisfied shall be paid by City but Partnership shall reimburse City one half those costs.

      Section 5.08. City Days and Other Community Uses. Partnership shall allow the Amphitheatre to be used rent free (with all operating maintenance and repair costs due to City's use at the City's expense) for seven days during the Concert Season. Unless expressly approved by Partnership, no more than four (4) days of "City Days" shall be consecutive. Not later than January 1 of each year City shall give Partnership written notice of the seven (7) days which City desires to designate as "City Days" during the next occurring Concert Season, except that no more than three (3) of the "City Days" may occur during the months of July, August, September or October without the consent of Partnership. City shall not designate the July 4 or Labor Day weekends for "City Days." Partnership shall reserve the requested days for City. All costs and expenses of operating the Amphitheatre during "City Days" shall be borne by City, including, without limitation, insurance premiums, traffic and crowd control, clean-up, and employee salaries and benefits. In addition, City shall pay for all parties or entertainers used and shall also repair and replace any and all portions of the Amphitheatre and parking areas damaged due to City's use during "City Days." In addition to "City Days," the Amphitheatre parking and related improvements shall be made reasonably available rent-free (except for the operating costs described above) for City-approved community events occurring during other than the Concert Season and at other times when such use would not conflict with use by Partnership or BGP. City shall indemnify Partnership and BGP against any and all claims, liabilities, expenses and costs arising out of City's use of the Amphitheatre to the extent such claims, liabilities, expenses and costs are caused, in whole or in part, by the negligence or willful misconduct of City, its agents, employees and/or invitees.

      Section 5.09. City Attendance at Amphitheatre Events. City shall be provided, at no cost, a minimum of fourteen (14) premium tickets (including and not in addition to Mayor's Box seats) for each performance at the Amphitheatre. Such tickets shall be located in the best one-third (1/3) of the reserved seats centered and nearest the stage for good viewing. In addition, during each Concert Season City shall be entitled to up to two hundred (200) additional free tickets, which shall be located below the reserved seating cross aisle and reasonably centered provided that City shall not be entitled to utilize more than thirty-four (34) of the combined two hundred and fourteen (214) free tickets for any one performance. These tickets may be used by City in any manner it deems appropriate. Partnership shall designate a centrally located box as the "Mayor's Box" so that City may, when needed, provide for seating of dignitaries during any performance. If constructed, the "Mayor's Box" shall seat at least eight (8) people. Partnership shall also reserve nine (9) parking spaces specifically for City use located in the near-in VIP parking area closest to the Amphitheatre. Annually commencing in 1987 and at no expense to City, Partnership will conduct two (2) catered parties prior to a concert selected by City. The date of such parties shall be mutually agreed upon by the parties at least thirty (30) days in advance of the date of the party. These parties shall be of at least equal quality to that provided Pepsi-Cola, Inc. pursuant to Pepsi-Cola, Inc.'s agreement with BGP. City will have the right to invite up to a cumulative total of 150 guests to the two (2) catered parties and will have the right to conduct other similar parties at City's sole expense prior to any concert or at other times, subject to BGP's reasonable approval.

      Section 5.10. Pump; Wells. Upon execution of this Lease, Partnership shall assume full responsibility and cost for the operation and maintenance of the existing ground water dewatering pump located on the Site. Upon termination of Partnership's use of this ground water dewatering pump, Partnership shall salvage the pump and appurtenances and shall transport and deliver them to City's Municipal Operations Center or at such other facility within the City of Mountain View as City shall designate. Partnership shall have the sole responsibility for dewatering the Site during the Term. City shall have no responsibility for maintaining the Amphitheatre, parking and related improvements in a dry condition. Partnership shall pump ground water (underground water as opposed to surface and storm water) collected by it on Site directly to Permanente Creek, and shall be responsible for acquiring and complying with all necessary permits and approvals to do so. Partnership has the right to use the swale located to the north of the Site for conveying and discharging surface and storm water so long as such water does not contain contamination and Partnership upgrades the City pumps, if necessary, at its sole expense, to handle such water, tests periodically for contaminants at its discharge point into the swale and pays yearly its pro-rata share of the maintenance and operation costs of the upgraded pump station. City has a twelve
(12) inch pipeline running close to the northern end of the Site west to Permanente Creek. City hereby grants ownership of this pipeline to Partnership, during the term hereof, and Partnership hereby accepts such ownership. Partnership shall use this pipeline for the purpose of conveying ground water collected on the Site for discharge to Permanente Creek during the Term. City shall also grant to Partnership an easement over City lands for the sole and exclusive purpose of operating and maintaining the pipeline, such easement to be in the form attached hereto as Exhibit D.

      City shall drill, maintain and operate wells located on the perimeter of the Site, in such locations intended to detect any ground water contamination approaching Site. City shall promptly report to Partnership any water contamination discovered from such wells. In the event of water contamination, City and Partnership shall work diligently with regulatory agencies and other responsible parties to seek to prevent such contamination from reaching the Site. City, however, does not guarantee against such contamination of the Site.

      At the opening of the Amphitheatre, or at such earlier time as the City, in its sole discretion, deems appropriate, City agrees to pay to Partnership the sum of Five Hundred Thousand Dollars ($500,000), which sum is intended as City's general contribution to the cost of the Amphitheatre, parking and related improvements.

      Section 5.11. Landfill Site and Odor. Partnership acknowledges that City is and will be operating a sanitary landfill on real property adjacent to the Amphitheatre and that the Amphitheatre will be partially constructed on excavated landfill. Unless otherwise provided herein, Partnership assumes the responsibility for the construction and operation of the Amphitheatre on and near the landfill. City, however, covenants to operate its landfill facility in keeping with good and prudent sanitary landfill practices and in such a manner so as to avoid any noxious or unusual odor from the landfill affecting the Amphitheatre. Upon receipt of notice from Partnership regarding odor problems, City shall take reasonable actions to obviate such odor problems. If odor problems relative to exposed garbage exist at the Amphitheatre, then upon 48 hours' advance notice of any concerts or other entertainment events which are to occur at the Amphitheatre, City shall, on the day of such concert or entertainment event, cover all exposed garbage with an adequate layer of dirt. City shall have no obligation to cover garbage pursuant to the provisions of this Section 5.11 unless and until an odor problem is identified.


      Section 5.12. Leachate. In the operation and maintenance by City of the sanitary landfill, leachate may be created. City assumes responsibility for control of this sanitary landfill leachate and will indemnify and hold harmless Partnership and BGP from any liability, cost or expense accruing due to the contamination of the water or acquifer systems on the Site that affect the operation and use of the Amphitheatre as a result of leachate infiltration from the City sanitary landfill unless such infiltration is caused by Partnership. Partnership recognizes that it is constructing an Amphitheatre partially below ground level so that substantial dewatering is necessary. Such dewatering may cause leachate to move to the Amphitheatre. Such movement of leachate shall not be considered a responsibility of City, since it may occur solely due to Partnership's design and construction of this Amphitheatre. To prevent such leachate infiltration and contamination from occurring, Partnership shall design and construct a slurrywall around the Amphitheatre. Partnership takes full and sole responsibility for the design, construction, operation, maintenance and effectiveness of the slurry wall. In the case of sanitary landfill leachate infiltration not caused by Partnership, City will have available reasonable contingency plans to "clean up" the contamination and will use its utmost efforts so as to prevent any interruption by the Regional Water Quality Control Board (or its successor or similar agency) or any other federal, state or local governmental agency of any operations at the Amphitheatre. In the case of water contamination not caused by City, Partnership shall have available reasonable contingency plans to "clean up" the contamination and will use its utmost efforts so as to prevent any interruption by the Regional Water Quality Control Board (or its successor or similar agency) or any other Federal, State or local governmental agency of any operations at the Amphitheatre.

      Section 5.13. Landfill Gas. Pursuant to the provisions of Section 1.01, City retains ownership to and the right to extract landfill gas from the Site and any other property made available pursuant to this Lease to Partnership. City shall be fully responsible for control of such landfill gases so as not to unreasonably impact the operation and use of the Amphitheatre unless such impact is caused by Partnership. Partnership recognizes the existence of such landfill gas and will reasonably design and construct the Amphitheatre, parking and related improvements taking into account the landfill gas.

      Section 5.14. Existing Buildings. Several buildings, other structures, and their support facilities exist on the Site. Partnership shall use or demolish such buildings and structures. If Partnership desires to relocate the "pump building" or golf course maintenance building, Partnership shall submit relocation plans to City for its approval. Any relocation of the "pump building" shall be at Partnership's sole cost and expense. Partnership, at its cost, shall be responsible for demolition, removal and disposal of all materials. If

Partnership elects to dispose of any materials at the City landfill, Partnership shall pay normal resident disposal fees.

      Section 5.15. Taxes, Charges and Other Fees. Subject to the limitations imposed by Section 4.06, Partnership shall pay all taxes, including but not limited to, possessory interest taxes, charges, whether City or otherwise, and fees, whether City or otherwise, normally and usually levied by any person, firm, or corporation, whether public or private, associated with Partnership's performance under this Lease.

      Section 5.16. Hiring Practices. Partnership shall, when reasonably possible, hire its personnel from Mountain View residents.

      Section 5.17. Slurry Wall. Partnership shall indemnify, defend and hold City harmless from and against any liability, cost, expense or charge incurred by City as a result of the failure of the slurry wall to prevent contamination from entering the Site, unless such contamination was caused, either in whole or in part, by the acts or omissions of City.

      Section 5.18. Community Contribution. The Community has determined that the construction of the Amphitheatre in the North Bayshore Area will significantly contribute to the progressive development of that area, and to that end Community shall contribute to the capital of Partnership for the construction of the Amphitheatre the sum of Eight Million Dollars ($8,000,000) paid as follows:

               Date                                  Amount

          July 3, 1986                             $5,000,000
          August 2, 1986                           $3,000,000

Prior to or concurrently with the payment of each sum above specified, Partnership shall provide Community reasonable proof of the expenditure of those sums for the construction of the Amphitheatre, parking and related improvements, and shall also provide City and Community with lien releases from all materialmen and labormen who supplied labor or materials for the construction of the Amphitheatre, parking and related improvements representing work done on the Amphitheatre, parking, and related improvements for the prior months' invoices. Due to this capital contribution, Partnership agrees that both City and Community have the unfettered right to and shall be notified of, all Partnership meetings.

                                   ARTICLE VI

                                     PARKING

      Section 6.01. Obligation to Provide Land for Permanent, Overflow and Temporary Parking. City shall, in addition to the Site, make available to Partnership sufficient land in the North Bayshore Area within a reasonably proximate distance from the Site so that, together with parking available on the Site, a total of five thousand six hundred (5,600) parking spaces may be provided by Partnership.

      Section 6.02. Initial Parking Lot Development. Partnership is solely responsible for ensuring construction of, maintenance, and continuing accessibility to 5,600 parking spaces to serve the Amphitheatre for the term of this Lease. Some of the land which City could make available for parking may be located within Shoreline, in which case it shall be last used, for overflow events, and may, at the City's option, be developed by Partnership as a landscaped parking meadow, with additional parking allowed to be developed in the adjacent PG&E easement. To the extent that the concept of natural meadow parking and parking in the PG&E easement may represent initial construction and/or ongoing maintenance costs in excess of similar costs which would have been incurred by Partnership to build and maintain conventional parking, City agrees to assume those additional costs.

      Section 6.03. Displacement of Temporary Parking and Future Construction of Additional Permanent Parking. If City deems it necessary that some of the required parking be designated as temporary in nature, or for overflow events only, due to possible future reuse of said land or other City needs, then City acknowledges that said temporary parking may be of lesser construction standards. Partnership shall, within 60 days of completion of construction of any such parking designated as temporary by City, provide City with an itemized report, approved by City Engineer, setting forth the actual, direct costs incurred in developing said temporary parking.

      If City deems it necessary in the future to displace said temporary parking, then City hereby agrees to make available additional proximate land, whereupon Partnership shall, under the same terms as set forth above in this article, expeditiously develop replacement parking. In the event that such displacement occurs prior to November 1, 1988, then City shall be responsible to reimburse Partnership on a pro-rata basis for the remaining value of said temporary parking, based upon actual original Partnership costs incurred in developing said temporary parking as above required (and calculating the life of said temporary parking on the basis of 3 1/2 years of life preceding date of displacement, irrespective of when actually constructed). Said parking cost reimbursement by City to Partnership shall occur within 90 days of said displacement.

      Any land subsequently made available by City to Partnership for the purpose of accommodating said displaced temporary parking may, at City's sole option, also be deemed temporary, in which event it shall be subject to the same cost-to-construct reporting and pro-rata City buyout provision (assuming a 3 1/2-year life) as set forth in this Section. Notwithstanding any provisions hereof to the contrary, City may displace Partnership's temporary parking and require Partnership, at its cost, to construct replacement parking no more than twice during the Term hereof. Any subsequent displacement of Partnership's temporary parking shall be at City's expense, including the cost of construction of replacement parking.

      Section 6.04. Construction of Future Permanent Parking. In the event that City does in the future develop, or have developed nearby lands to accommodate industrial, cultural, parking or other uses deemed appropriate by City, then Partnership agrees that it will, at City's option, pay for its share in the actual direct construction cost of up to 1,600 parking spaces (including but not limited to parking area site preparation, full paving section, curbing, landscaping and irrigation, lighting, possible multi-level parking structure, etc.). Said parking construction cost sharing shall take into account the Amphitheatre's anticipated proportionate accessibility of those spaces to be made available by City, but not exceeding 1,600 stalls, for Amphitheatre use during all Amphitheatre performances (less City Days) which may occur during an average Concert Season. Said Partnership parking construction payment shall be calculated on a pro-rata basis, considering the number of hours per year that said spaces are to be made available for Amphitheatre use by Partnership and the number of normal business hours that said parking will reasonably be utilized for nonAmphitheatre use between 7 a.m. and 7 p.m. weekdays and weekends. City shall be responsible for documenting to Partnership the construction cost of said parking, which may be developed either as ongrade parking or structure parking. Partnership's proportionate share of the cost of construction of the facility containing the additional 1,600 parking spaces shall be paid to the owner of the parking structure in equal monthly installments amortized over a twenty (20) year period at an interest rate equal to the Bank of America reference rate in effect on the date of commencement of construction of the subject parking facility. The owner of the parking structure shall be entitled to charge Amphitheatre patrons for the use of the parking structure at a rate equal to the parking rate then charged by Partnership for parking in the other parking areas. This charge shall be paid in cash by the Amphitheatre patron if parking is charged separately and not incorporated into the ticket price. If parking is incorporated into the ticket price, then the parking structure operator shall collect the parking stubs on the Amphitheatre tickets, or use some other acceptable means of determining Amphitheatre parking use, and upon submission of such stubs to Partnership, Partnership shall reimburse the parking structure operator for the parking charge designated on the stub. Partnership shall receive a credit against the next accruing payments due for the cost of construction of the parking structure in an amount equal to the parking revenues collected by the operator of the parking structure from Partnership and Amphitheatre patrons pursuant to this Section. In addition to reimbursement of the construction cost, Partnership shall also be obligated to pay its proportionate share of maintenance and repair costs associated with operation and use of the parking structure. Partnership shall receive a credit against such maintenance and repair obligations in an amount equal to the remaining parking fee credit after application to the construction cost repayment.

      In addition to the foregoing, at any time following five years after the first performance at the Amphitheatre, City may displace any of the Amphitheatre parking beyond the 1,600 spaces herein noted, and excepting that approximately 2,000 spaces to be provided immediately adjacent to the Amphitheatre. Should City displace any of said remaining parking, City accepts responsibility for providing needed reasonably proximate land for said displaced parking and for bearing the initial cost to construct said parking. Partnership shall, however, bear reasonable pro-rata maintenance and repair costs associated with said parking. After any parking herein specified is constructed, Partnership shall pay to City, biannually on the first day and 180th day of each Lease Year, its proportionate share of the costs of maintenance and repair of the parking.

      Section 6.05. Use of Parking Lots by City. City shall have the right, upon not less than forty-eight (48) hours advance written notice, to utilize all parking areas for the Amphitheatre for its own purposes, so long as such use does not damage the parking facilities (reasonable wear and tear excepted), and the use does not interfere in any way with Partnership's operation and use of the Amphitheatre. If City uses the parking facilities, City shall provide insurance satisfactory to Partnership or a hold harmless agreement if the City is self-insured, shall repair any damage to the parking areas occurring during City's use of the parking areas, shall provide all necessary crowd and traffic control and cleanup of the parking areas and shall indemnify Partnership and BGP against any and all claims, costs, expenses and liabilities arising out of or in connection with City's negligent use of the parking areas.

      Section 6.06. Parking for Increased Amphitheatre Capacity. If Partnership proposes, and City approves, an increase in the capacity of the Amphitheatre because of changes in the marketplace or entertainment industry, City shall use its best efforts to assist Partnership in obtaining the additional parking necessitated by such expansion.

      Section 6.07. Changes In Parking Demand Or Density of Auto Use. For purposes of determining the number of required parking spaces, the City and Partnership have assumed that 2.8 people will occupy each car. The number of available parking spaces is 5,600 less 300 for employee parking. The patron capacity of the Amphitheatre is 15,000 persons.

      Section 6.08. Parking Charges. Partnership shall initially be allowed to charge separately for parking. If City determines charging for parking creates unreasonable traffic congestion on City streets or results in Amphitheatre patrons parking on other private property not available for such parking, City and Partnership shall meet and propose solutions (other than adding parking charges to ticket prices) to the identified problems. Partnership shall have a reasonable period of time to solve City's concerns. Following the first Concert Season if Partnership's efforts have not reasonably mitigated the identified problems, then City may require that Partnership not collect charges for parking on the Site or parking area, but rather include the cost of parking in the ticket admission price or issue parking tickets at the time the admission ticket is purchased. If inclusion of parking charges in ticket prices does not substantially improve the problem identified by City during the next Concert Season, then Partnership shall once again be permitted to separately charge for parking. Thereafter, City and Partnership shall diligently work together to mitigate the parking and traffic problems.

                                   ARTICLE VII

                                    INSURANCE

      Section 7.01. Insurance. During the Term, Partnership shall maintain the following insurance, at Partnership's sole cost and expense:

            (a) A policy of fire and extended coverage insurance (including flood, settlement, subsidence and water damage coverage) with a full replacement cost endorsement on the Amphitheatre, parking and all related improvements.

            (b) During any construction, alteration or repair on the Site or any areas made available to Partnership by City or any part thereof:

                  (i) adequate workers' compensation insurance covering all persons employed in connection with such work and with respect to whom death or bodily injury claims could be asserted against any other party;

                  (ii) builders' risk insurance for the amount of completed value on an all-risk form covering all improvements under construction, during the period of such construction, including building materials;

            (c) Comprehensive public liability insurance covering the Amphitheatre, parking and related improvements.

            (d) Automobile public liability insurance covering all owned, non-owned and hired motor objects to be used in connection with the operation of the Amphitheatre and any other area made available to Partnership by City, affording protection for personal injury or death in respect of bodily injury or death to any number of persons in any one accident or occurrence, and for property damage.

            (e) Insurance against damage to or destruction of machinery and equipment located on the Site and any other area made available to Partnership by City used for heating, ventilating, air-conditioning, power generation and boiler and machinery insurance in an amount not less than one hundred percent (100%) of the actual replacement cost of the machinery and equipment.

            (f) During the period Minimum Rent is paid City pursuant to Section 3.03(b) and earthquake insurance is commercially available, Partnership shall cause such insurance to be maintained in an amount sufficient to cover the unamortized portion of Eight Million Dollars ($8,000,000) amortized over twenty
(20) years (beginning August 1, 1986) at ten and one-half percent (10.5%) per annum. In addition, Partnership shall cause such insurance to be maintained for the full replacement value of the Amphitheatre as long as such insurance is commercially available at commercially reasonable rates. Whether this additional earthquake insurance is commercially available at commercially reasonable rates shall be determined before each Concert Season by an insurance broker selected by Partnership and approved by City; provided, however, that for the first initial Concert Season, City and Partnership have determined that such full replacement value earthquake insurance is not commercially available at commercially reasonable rates.

            (g) Such other insurance, in such amounts and against such other risks, as is required by any law or ordinance or as is customarily maintained from time to time with respect to properties which are similar in occupancy and construction to the Amphitheatre.

            (h) After the earlier of the completion of the Amphitheatre as certified by City or May 1, 1987, business interruption insurance for loss caused by any of the perils or hazards set forth in and required to be insured pursuant hereto in an amount not less than the aggregate of all Rent for a twelve (12) month period, which City and Partnership estimate to be Two Hundred Thousand Dollars ($200,000). The amount of the initial business interruption insurance shall be calculated from the earlier of the date of completion of the Amphitheatre as certified by City or May 1, 1987, and shall be adjusted annually thereafter. The proceeds of or from or payable under or pursuant to any such business interruption insurance shall be payable, and applied first, to the payment of any unpaid and outstanding obligations, including, without limitation, rental payments hereunder, then to payment of any indebtedness secured by deeds of trust or other financing mechanism and thereafter to or for the benefit of Partnership. Partnership shall provide evidence of such business interruption insurance within thirty (30) days after the earlier of the date the Amphitheatre is substantially completed, as certified by City, or May 1, 1987.

      Section 7.02. Carriers; Policies. All insurance provided for pursuant to
Section 7.01 hereof shall:

            (a) Be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility reasonably satisfactory to City and having at least an AX status as rated in the most recent edition of Best's Insurance Reports.

            (b) Name City and Partnership as insured parties thereunder, as their respective interests may appear.

            (c) Provide that:

                  (i) no cancellation, modification or termination thereof on account of nonpayment of premiums or any other reason shall be effective until at least thirty (30) days after receipt of written notice thereof by City, and

                  (ii) to the extent obtainable without additional premium as determined by City, provide that such insurance shall not be invalidated as to the interest of City by any act, omission or neglect of Partnership, any beneficiary under a deed of trust or other financial mechanism recorded against Partnership's interest in the Amphitheatre, parking and related improvements, their respective employees or agents or any occupant of the Amphitheatre, parking and related improvements or any other area made available to Partnership by City which might otherwise result in a forfeiture or suspension of such insurance.

            (d) In the case of liability insurance provided for pursuant to
Section 7.01 hereof (including automobile liability), insure against claims for personal injury or death or property damage occurring upon, in or about the Amphitheatre, parking or related improvements or any other area made available to Partnership by City or upon, in or about the adjoining land, streets and passageways thereof, such, insurance to afford protection in an amount not less than Five Million Dollars ($5,000,000) combined single limits, which minimum required amount shall be indexed every year on the anniversary date of the completion of construction. Notwithstanding any provisions of this Lease to the contrary, Partnership shall at all times maintain a liability insurance policy in an amount not less than One Million Dollars ($1,000,000.00). Such liability insurance coverage shall be maintained at the higher limits up to the Five Million Dollar ($5,000,000.00) level (plus CPI indexing) provided such insurance is available at commercially reasonable rates. Notwithstanding any additional provisions of this Article 7, it shall not be a default under this Lease if liability insurance in amounts in excess of One Million Dollars ($1,000,000.00) from an insurance company satisfying the requirements of Section 7.02(a) is not available or is not available at commercially reasonable rates. The temporary unavailability of liability insurance in amounts in excess of One Million Dollars ($1,000,000.00) shall not relieve Partnership of its obligations to use due diligence and its best efforts to locate an insurer who will issue such insurance.

      Section 7.03. City's Right to Maintain. If, within thirty (30) days after receipt of written notice from City, Partnership shall neglect to maintain the insurance required or shall fail to deliver policies or certificates as required pursuant hereto, City may, upon giving advance written notice to Partnership, effect such insurance as the agent of Partnership, by taking out policies in companies satisfactory to City running for a period not exceeding three (3) years in any one policy. City shall not be limited in the proof of any damages which City may claim against Partnership (arising out of or by reason of Partnership's failure to provide and keep in force insurance as aforesaid) to the amount of the insurance premium or premiums not paid or incurred by Partnership and which would have been payable upon such insurance, but shall be entitled to recover as damages for such breach the amount of any actual loss or damages incurred during any period when Partnership shall have failed or neglected to provide such insurance.

      Section 7.04. Proceeds. Subject to the rights of any beneficiary under any deed of trust recorded against the Amphitheatre, unless otherwise provided in this Lease, fire and extended coverage insurance proceeds and boiler and machinery insurance proceeds paid to Partnership by reason of damage to or destruction of improvements, shall be used by Partnership to restore the improvements. If it is determined that such proceeds are insufficient to restore the improvements, Partnership shall, first, and ahead of any and all other claims on such insurance proceeds by whomever made, pay to City the unamortized portion of Eight Million Dollars ($8,000,000) amortized over twenty (20) years (beginning August 1, 1986) at ten and one-half percent (10.5%) per annum.

      Section 7.05. Certificate of Insurance. Partnership shall furnish City a certificate evidencing Partnership's compliance with the requirements hereof upon the execution and delivery of this Lease (and in the case of business interruption insurance on the date thirty (30) days prior to Partnership's opening for business), and thirty (30) days before the expiration of any insurance policy required hereunder.

      Section 7.06. Release and Waiver of Subrogation; Parties. City and Partnership hereby waive all rights of recovery and causes of action, and release the other from any liability, from all losses and damages occasioned to the property of each located within or upon or constituting a part of the Site and all other areas made available to Partnership by City, which losses and damages are of the type covered under insurance policies maintained by City and/or Partnership to the extent that such loss is actually reimbursed by an independent insurer. The policies required by this Article 7 shall provide for waivers of any right of subrogation that the insurer of such party may acquire against the other party hereto with respect to any such losses.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT; TERMINATION

      Section 8.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency, or other proceedings, in law, or in equity or before any administrative tribunal which have or might have the effect of preventing Partnership from complying with the terms of this Lease):

            (a) Partnership shall fail to pay any sum due to City within ten
(10) days after receipt of written notice of such delinquency; provided, however, that the failure to pay either (i) more than Seventy-Nine Thousand Eight Hundred Seventy Dollars ($79,870) of the minimum rent set forth in Section 3.03(b), or (ii) any of such minimum rent if there is a prepayment set forth in
Section 3.03(b), shall not be considered an Event of Default under this Lease; provided, however, City shall not be required to give such written notice to Partnership more than two (2) times during any twelve (12) month period;

            (b) Subject to force majeure and delay caused by City, Partnership shall fail to proceed with the construction of the improvements as required hereby;

            (c) Partnership shall fail to perform or comply with any other term hereof, and such failure shall continue for more than thirty (30) days after written notice thereof from City, and Partnership shall not within such thirty
(30) day period commence with due diligence and dispatch the curing of such default, or having so commenced, shall thereafter fail or neglect to prosecute or complete with diligence and dispatch the curing of such default;

            (d) If, within thirty (30) days after the filing by or against Partnership of any proceedings under any State or Federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whether for liquidation or reorganization such proceeding shall not have been dismissed;

            (e) The entry of an order for relief against Partnership or any owner under any bankruptcy, insolvency or reorganization case;

            (f) If, within thirty (30) days after the appointment of a receiver, trustee, liquidator, custodian or similar officer of all or any part of the property of Partnership such appointment shall not have been vacated;

            (g) The assignment of all or any part of the property, if any, of Partnership for the benefit of creditors;

            (h) The failure of Partnership to give written notice to City of Partnership's intention to commence proceedings under any State or Federal insolvency, bankruptcy, or any comparable law that is now or hereafter may be in effect, whether for liquidation or reorganization, at least thirty (30) days prior to the commencement of such proceedings;

            (i) If a writ of attachment or execution is levied on this Lease and such attachment or execution is not vacated within thirty (30) days thereafter; or

            (j) A default on the part of Partnership shall occur under any other ground lease between City and Partnership or any other agreement between City and Partnership.

      Then, and in any such event, City, at any time thereafter while such Event of Default exists, may give a written termination notice to Partnership, and on the date specified in such notice this Lease shall terminate, and, subject to any equitable or other rights available at law to prevent or mitigate a forfeiture, the term of this Lease shall expire and terminate and all rights of Partnership under this Lease shall cease. Partnership shall reimburse City for all costs and expenses incurred by or on behalf of City (including, without limitation, attorneys' fees and expenses) occasioned by any default by Partnership under this Lease.

                                   ARTICLE IX

                                    REMEDIES

      Section 9.01. City's Remedies. If an Event of Default occurs:

      (a) City at any time thereafter may give a written termination notice to Partnership, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice), Partnership's right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears of rent and all other sums payable by Partnership under this Lease and all costs and expenses incurred by or on behalf of City hereunder shall have been paid by Partnership and all other breaches of this Lease by Partnership at the time existing shall have been fully remedied. Should City terminate this Lease pursuant to the provisions of this Section, City shall have all the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code or any successor code section. Upon such termination, in addition to any other rights and remedies to which City may be entitled under applicable law, City may recover from Partnership: (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Partnership proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rent loss that Partnership proves could be reasonably avoided; and (iv) any other amount necessary to compensate City for all the detriment proximately caused by Partnership's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at the time of award of the amount referred to in clause (iii) above shall be computed by discounting such amount at a rate equal to the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percentage point.

      (b) City shall have the immediate right to reenter the Site and other areas made available to Partnership and terminate Partnership's right to possession of the Site and any other area made available to Partnership by City, in which event Partnership shall promptly surrender possession of the Site and any other area made available to Partnership by City and pay to City all amounts due City hereunder and under any terminated leases to the date of termination and shall pay to City all deposits held by Partnership pursuant to any license, concession or sublease, and

City may, but shall have no obligation to, remove all persons and property therefrom. Such property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Partnership. Should City elect to reenter as herein provided, or should City terminate Partnership's right to possession pursuant to legal proceedings or to any notice provided for by law, this Lease shall terminate.

      (c) City may, at its option, without terminating this Lease, reenter the Site and any other area made available to Partnership by City and occupy the whole or any part thereof for and on account of Partnership and enforce all of its rights and remedies under this Lease, including the right to recover any Rent and all other sums recoverable hereunder as the same become due hereunder, and to refuse, notwithstanding any other term or provision of this Lease, to permit and to deny the right of Partnership to remove any or all of Partnership's moveable furniture, to add fixtures, equipment, improvements or personal property located in, on or upon the Site and to use and take exclusive possession of the same without payment to Partnership or cost to City for so long as City so occupies the Site or until this Lease is terminated. Additionally, City shall be entitled to recover from Partnership all costs of maintenance and preservation of the Site and any other area made available to Partnership by City, and all costs, including attorneys' and receivers' fees, incurred in connection with the appointment of and performance by a receiver, to protect the Site and any other area made available to Partnership by City and City's interest under this Lease.

            (d) City may, even though it reentered the Site and/or any other area made available to Partnership by City pursuant to the provisions of Subsection (b) above, thereafter elect to terminate this Lease.

            (e) In the event City reenters the Site and/or any other area made available to Partnership by City pursuant to the provisions of Subsection (b) above, City shall not be deemed to have terminated this Lease and the liability of Partnership to pay Rent and sums payable hereunder thereafter shall continue unless City notifies Partnership in writing that City has so elected to terminate this Lease. Partnership further acknowledges and agrees that the service by City of any notice pursuant to the unlawful detainer or similar statute of the State of California and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease. Partnership hereby irrevocably appoints City as agent and attorney in fact of and for Partnership to so enter upon the Site and/or any other area made available to Partnership by City in the event of a default by Partnership hereunder to remove any and all furniture and personal property whatsoever situated upon the

Site and/or any other area made available to Partnership by City, and to place such furniture and personal property in storage for the account of and at the expense of Partnership. In the event that Partnership shall not have paid the cost of such storage after ninety (90) days, City may, at its discretion, sell any or all of such furniture and personal property at public or private sale in such manner and at such times and places as City in its sole discretion may deem proper, without notice to Partnership or any demand upon Partnership. If City so elects to sell such furniture and personal property, City shall apply the proceeds of such sale first, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs of or charges for removing and storing any such furniture and personal property; third, to the payment of any other sums of money which may then or thereafter be due to City from Partnership under any of the provisions of this Lease; and fourth, the balance, if any, to Partnership, subject to the rights of any holder of a permitted security interest. Partnership hereby waives all claims for damages that may be caused by City's reentering and taking possession of the Site and/or any other area made available to Partnership by City or removing and storing furniture and personal property as herein provided, and will save City harmless from any losses, costs or damages occasioned thereby. No such reentries shall be considered or construed to be a forceable entry as the same is defined in the Code of Civil Procedure of the State of California.

      Section 9.02. Lease Continues Until Termination. Even though Partnership has breached this Lease, this Lease shall continue in effect for so long as City does not terminate Partnership's right to possession, and City may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Amphitheatre or the appointment of a receiver upon initiative of City to protect City's interest under this Lease shall not constitute a termination of Partnership's right to possession.

      Section 9.03. Remedies, Cumulative. The remedies provided for in this Lease are in addition to any other remedies available to City at law or in equity by statute or otherwise.

                                    ARTICLE X

                              MORTGAGE OF LEASEHOLD

      Section 10.01. No Encumbrances Except as Set Forth Herein. Subject to the provisions of Article 4 Partnership shall not:

            (a) Engage in any financing or other transaction creating any Mortgage or deed of trust upon the Site or any other areas made available to Partnership by City, or upon Lessee's leasehold estate therein, without the prior written approval of City;

            (b) Place or suffer to be placed upon the Site or any other areas made available to Partnership by City, or Partnership's leasehold estate therein, any lien or other encumbrance (other than a lien upon the leasehold estate for taxes levied but not delinquent or payable with penalty) unless Partnership causes such lien to be removed within sixty (60) days after the date of discovery by Partnership; or

            (c) Suffer any levy or attachment to be made on the Site or any other areas made available to Partnership by City, or on Partnership's leasehold estate therein if such levy or attachment is not vacated within sixty (60) days of the date of discovery by Partnership.

      Any such mortgage, encumbrance or lien shall be deemed to be a violation of this covenant on the date of its execution or filing of record regardless of whether or when it is foreclosed or otherwise enforced.

      Section 10.02. Notice of Deed of Trust or Other Encumbrance. Upon discovery, Partnership shall notify City promptly of any lien or encumbrance which has been created on or attached to the Site or any other area made available to Partnership by City or to Partnership's leasehold estate therein whether by act of Partnership or otherwise.

      Section 10.03. Interest Covered by Deed of Trust. Any deed of trust or any other financing mechanism shall be without subordination of the title of City in and to the Site or any other area made available to Partnership by City.

      Section 10.04. Insurance Proceeds. Any deed of trust or any other financing mechanism shall contain provisions permitting the disposition and application of insurance proceeds in the manner provided in this Lease.

      Section 10.5. Rights Subject to Lease. All rights acquired by the beneficiary under any deed of trust or other financing mechanism shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights of City thereunder, none of which covenants, conditions, and restrictions is or shall be waived by City by reason of the giving of such deed of trust or other financing mechanism except as expressly provided in this Article 10. Notwithstanding any foreclosure of any deed of trust or other financing mechanism, Partnership shall remain liable for the payment of the Rent, and all other sums payable pursuant to this Lease and the performance of all of the terms, covenants and conditions of this Lease which by the terms hereof are to be carried out and performed by Partnership. Notwithstanding any of the provisions of this Lease, including, but not limited to, those representing covenants running with the land, the beneficiary under any deed of trust, including any such holder or beneficiary who obtains title to the leasehold or any part thereof as a result of foreclosure proceedings or action in lieu thereof, but not including (i) any other party who thereafter obtains title to the leasehold or such part from or through such holder or beneficiary, or (ii) any other purchaser at foreclosure sale other than the holder of the mortgage, or beneficiary itself, shall in no way be obligated by the provisions of this Lease to construct or complete the improvements or to guarantee such construction or completion or to cure any defaults accruing prior to the date such party acquired title to the leasehold; provided, however, that nothing in this Section or any other Sections or provisions of this Lease shall be deemed or construed to permit or authorize any such holder or beneficiary to devote the Site and/or any other areas made available to Partnership under the Lease or any part thereof to any uses, or to construct any improvements thereon, other than those uses or improvements provided or authorized in this Lease.

      Section 10.06. Approval of City. Without City approval, Partnership shall not enter into any leasehold mortgage or execute a promissory note with a deed of trust for the refinancing for the construction or operation of the Amphitheatre, parking or related improvements unless through a regular commercial lending institution.

      Section 10.07. Leasehold or Deed of Trust. Concurrently with recordation of any deed of trust or mortgage, Partnership shall cause a Request for Notice of Default to be recorded in City's name with respect to each deed of trust or mortgage recorded against Partnership's leasehold interest. In addition, Partnership shall use reasonable efforts (not requiring the payment of money) to incorporate the following provisions into any deed of trust or other financing mechanism to be recorded against Partnership's interest in the Amphitheatre:

            (a) That the Mortgagee or beneficiary shall, by registered or certified mail and in writing, give notice to City of the occurrence of any event of default under such mortgage or deed of trust; and

            (b) That City shall be given at least thirty (30) days notice of default in debt service payments before such beneficiary will initiate any foreclosure or other action to enforce the collection thereof. If any payments of principal and/or interest required to be made under the provisions of the mortgage or deed of trust shall not be performed which shall constitute a default thereunder, or if there is any other default thereunder, City may cure such default provided Partnership is given ten
(10) days notice of City's intention to cure such default. If City shall elect to cure such default, Partnership shall pay the cost thereof to City upon demand, together with interest thereon at the Specified Rate, unless (i) Partnership shall cure such default within such ten (10)-day period, or (ii) if compliance requires more than such ten (10) days, Partnership shall have commenced compliance within a reasonable time after such notice and shall have cured such default within thirty (30) days after commencing compliance, and Partnership shall obtain from the mortgagee or beneficiary a written extension of time in which to cure such default, together with a separate written extension of time granting City reasonable additional time to cure such default if such default is not cured within said extended time, and executed copies thereof are delivered to City. Partnership authorizes City in City's name, without any obligation or duty to do so and subject to the notice and cure provisions of Article VIII, to do any act or thing required of Partnership to prevent any default under said mortgage or such deed of trust or any acceleration thereof, or the taking of any foreclosure or other action to enforce the collection of the indebtedness, and Partnership shall indemnify, defend and hold City harmless from any costs, damages, expenses or liabilities (including attorneys' fees) resulting from City exercising its right pursuant to this Section.

      Section 10.08. Address of Leasehold Mortgagee or Beneficiary. No beneficiary shall have the rights or benefits mentioned in this Article, nor shall the provisions of this Article be binding upon City unless and until the name and address of the mortgagee or beneficiary shall have been delivered to City, notwithstanding any other form of notice, actual or constructive.

      Section 10.09. Mortgage Protection.

            (a) As used in this Section the term "lienholder" shall mean any lender which is a beneficiary under a deed of trust or other encumbrance holding an of record lien against Partnership's estate created by this Lease and, if this Lease is assigned and/or the improvements thereon are sold, the beneficiary or beneficiaries under a deed of trust or deeds of trust or a mortgage under a mortgage received as full or partial consideration for such assignment or sale. This Lease may not be terminated (except for a default hereunder), surrendered, or amended, or any provisions hereof waived or deferred by City or Partnership without the prior written consent of the lienholder having a lien of record against Partnership's leasehold estate created by this Lease, which consent shall not be unreasonably withheld.

            (b) City shall send to all lienholders (i) a copy of all notices sent by City to Partnership or received by City from Partnership pertaining to an Event of Default and (ii) a copy of all notices pertaining to an Event of Default received by City from, or sent by City to, any other party. City shall not have any duty to send a copy of any notice to any lienholder who does not by written notice to it specify the address to which copies are to be sent. All notices and copies of notices required to be sent or delivered pursuant to this Subsection (b) shall be sent certified or registered mail, return receipt requested. Any lienholder's address for receipt of notices may be changed by written notice to City. Failure by City to send any notice required herein shall have no effect if lienholders have actual notice of the Event of Default.

            (c) The performance of the terms and conditions of this Lease by any lienholder shall be binding upon City.

            (d) Notwithstanding anything to the contrary in this Lease, City may terminate this Lease because of a default hereunder only after City has sent to each lienholder a written notice specifying such default and:

                  (i) Such default is a failure by Partnership to pay any funds to City or to any other party, and no such lienholder cures such default within thirty (30) days after receipt by all lienholders of the written notice of default from City; or

                  (ii) In the event of any other default hereunder susceptible of being cured by each lienholder, no lienholder commences within thirty (30) days after receipt by all lienholders of written notice of such default from City the work of curing such default and carries the same to completion with all reasonable dispatch. If such default cannot be cured by a lienholder without such lienholder obtaining possession of the Site and other areas made available to Partnership by City or title to Partnership's leasehold estate hereby created, a lienholder commencing and thereafter pursuing to completion proceedings to obtain possession and/or to foreclose the lien held by such lienholder or diligently proceeding to obtain title to Partnership's leasehold estate created hereby by deed in lieu of foreclosure shall be deemed to have satisfied the above requirement that such lienholder commence and carry to completion the curing of such default, providing that such lienholder commences within thirty (30) days after obtaining such possession or such title the work of curing such default and carries the same to completion with all reasonable dispatch.

            (e) Any lienholder shall have the right to cure any default under this Lease, and City shall accept such performance by or at the instance of any lienholder as if the same had been made by Partnership. Subject to the provisions of subsection (d) above, no default shall be deemed to exist under this Lease if proceedings shall in good faith have been commenced promptly to rectify the same and prosecuted to completion with diligence and continuity.

            (f) (i) If this Lease shall terminate prior to the expiration of the Term for any reason, including, without limitation, operation of law, City may enter into a new lease in recordable form with the lienholder (a) which holds the lien against Partnership's leasehold estate created hereby of the highest priority of the lienholders and demands, within thirty (30) days after the termination of this Lease, by written notice to City, such new lease, and (b) executes and delivers such new lease. Such new lease shall have the same priority as this Lease and shall contain the same terms and provisions as this Lease.

                  (ii) Notwithstanding anything to the contrary in such new lease, the party executing such new lease as the tenant thereof shall have the right to assign or transfer such new lease to any person or entity provided City consents, in writing, to each assignment or transfer, which consent shall not be unreasonably withheld. No assignment or transfer of this Lease, however, may be made to Partnership, BGP or their affiliates. The liability under such new lease of the party executing such new lease as the tenant thereof shall cease upon the assignment of the new lease to such person or entity. Such new lease shall be effective as of the date of termination of this Lease, and shall be effective for the remainder of the Term of this Lease and at the rent and upon all of the agreements, terms, covenants, and conditions hereof, including any rights of renewal.

                  (iii) Upon the execution of such new lease, the tenant thereof shall pay to City, subject to the adjustments required below, any and all rent and all other sums payable to City by Partnership through this Lease which accrued during the period from the date of termination of this Lease to the date of execution and delivery of such new lease plus any back rent due prior to the termination of this Lease.

                  (iv) Following the termination of this Lease and until each lienholder has failed within such thirty (30) days, to demand a new lease, City shall not alter or in any way demolish any portion of the Amphitheatre. City, during that same period, shall not remove, replace or change any furniture, furnishing, fixtures or equipment located on the Site and/or any other areas made available to Partnership by City. At the time of the execution and delivery of the new lease, City shall execute and deliver to the party executing such new lease as the tenant a quitclaim deed to the improvements on the Site and/or any other areas made available to Partnership by City, and a bill of sale to such furnishings, fixtures, furniture, equipment, and personal property thereon belonging to City, both of which documents shall be effective as of the effective date of such new lease. Concurrently with the delivery of such quitclaim deed and the bill of sale, City shall deliver to the tenant under such new lease an assignment of City's rights under all subleases affecting any portion of the Site and/or any other areas made available to Partnership by City and a memorandum of such new lease in recordable form.

                  (v) If a nominee or designee (which nominee or designee must be approved in writing by City), shall be the tenant under such new lease, the lienholder, his designee or nominee shall, at its election, have the right to continue its lien against such new lease and the improvements located on the Site and/or any other area made available to Partnership by City as well as all fixtures and personal property located thereon to secure payment of its then existing outstanding indebtedness.

            (g) While any party who is a lienholder or at any time was a lienholder or is a designee or nominee of any existing or former lienholder, holds title to this Lease, or possession of the Site and/or any other area made available to Partnership by City and/or Amphitheatre through a receiver or otherwise or is proceeding to foreclose a lien held by it against Partnership's leasehold estate created hereby or to obtain a deed in lieu of foreclosure, no provision of this Lease requiring reconstruction or rehabilitation of any improvements or other property following an insured fire or other casualty shall be applicable to or enforceable against any such party to an extent in excess of the net insurance proceeds actually received by reason of such fire or other casualty, provided at the time of the fire or other casualty the casualty insurance for damage to the improvements located on the Site and/or any other area made available to Partnership by City required to be carried by Partnership pursuant to the terms of this Lease is in full force and effect.

            (h) All references in this Lease to a mortgagee or beneficiary under a deed of trust or a lienholder shall be construed to also refer to any such mortgagees, beneficiaries, or lienholder's designee or nominee who has been approved by City in writing prior to such designation.

            (i) City may include in the Lease, by suitable amendment from time to time any provision which may reasonably be requested by any proposed leasehold mortgagee or beneficiary for the purpose of implementing the mortgagee-protection provisions contained in this Lease and allowing such mortgagee or beneficiary reasonable means to protect or preserve the lien of the leasehold mortgage on the occurrence of a default under the terms of this Lease. City and Partnership each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment, so long as such amendment is approved by City; provided, however, that any such amendment shall not in any way affect the Term or Rent nor otherwise in any material respect adversely affect any rights of City under this Lease. Partnership shall give City prior notice of any such leasehold mortgage or deed of trust and shall accompany the notice with true copies of the note and leasehold mortgage or deed of trust.

      Section 10.10. Landlord's Purchase. Partnership shall obtain the following agreement from each lender holding a deed of trust or mortgage against Partnership's leasehold estate. If any holder of a mortgage or beneficiary under a deed of trust recorded against Partnership's leasehold hereunder shall acquire title to Partnership's interest in this Lease, by foreclosure of such holder's mortgage or deed of trust thereon or by assignment in lieu of foreclosure, or shall enter into a new lease pursuant to Section
10.09 hereof:

            (a) City may, at any time within ninety (90) days after such acquisition or execution of such new lease, purchase such holder's interest in this Lease or such new lease for an amount equal to the sum of (i) the total amount secured by such mortgage or deed of trust and owing to such holder at the time of the foreclosure or execution of such new lease less all appropriate credits, including those resulting from collection and application of rentals received during foreclosure proceedings, and (ii) all fees, costs, and expenses whatsoever incurred by such holder in connection with such acquisition, and the mortgage or deed of trust between Lessee and the holder of such mortgage or deed of trust shall so provide.

            (b) Prior to any permitted assignment of such interest by such holder or beneficiary, such holder or beneficiary shall offer to sell such interest to City in a writing stating the terms of such sale, and City shall have thirty (30) days within which to accept or decline such offer, and the mortgage or deed of trust between Partnership and the holder of such mortgage or deed of trust shall so provide. If such offer is declined, such holder or beneficiary may assign such interest one hundred eighty (180) days thereafter (but the assignee must be approved by City in writing prior to any assignment), but only on terms not more favorable to its assignee than those offered to City; if such an assignment is not consummated within such one hundred eighty (180) day period, such holder may not assign such interest (or such new lease) without first offering such interest (or such new lease) to City as provided in this subsection, and the mortgage or deed of trust between Partnership and the holder of such mortgage or deed of trust shall so provide.

            (c) If upon foreclosure of a mortgage or deed of trust of Partnership's leasehold hereunder a party other than the holder thereof, or a designee or controlled subsidiary of such holder, shall acquire title to Partnership's interest in this Lease, City may, at any time within ninety (90) days after such foreclosure, purchase such party's interest in this Lease for an amount equal to the sum of (i) the amount paid by such party to acquire such interest, and (ii) the fees and costs incurred by such party in connection with such acquisition, and the mortgage or deed of trust between Partnership and the holder of such mortgage or deed of trust shall so provide.


      Section 10.11. Assignment by Mortgagee. If any lienholder shall acquire title to Partnership's interest in this Lease by foreclosure of a mortgage or deed of trust thereon or by assignment in lieu of foreclosure or under a new lease pursuant to this

Article, such lienholder may assign such lease only with City's prior written consent, which such consent shall not be unreasonably withheld, to an assignee which is, in the opinion of City, financially responsible and competent, subject to compliance with Section 10.10 hereof, and the lienholder shall thereupon be released from all liability for the performance or observance of the covenants and conditions contained in such lease on Partnership's part to be performed and observed from and after the date of such assignments, provided that City shall receive an executed counterpart copy of such assignment, together with the name and address of the assignee.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01. No Third Parties Benefit. This Lease is made and entered into for the benefit of the City and Partnership and their permitted successors and assigns, and no other persons or entities shall have any right of action hereon.

      Section 11.02. Binding Effect. This Lease shall inure to the benefit of and shall be binding upon City and Partnership and their successors and assigns.

      Section 11.03. Complete Agreement; Amendments. This Lease represents the entire agreement between City and Partnership. This Lease may not be amended, changed, modified or altered except in writing. The parties may at any time agree to the amendment or termination of this Lease.

      Section 11.04. Law Governing. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist.

      Section 11.05. Notices. Any notice, invoice or any other communication to be given in this Lease to any signatory hereof shall be in writing and shall be given by U.S. mail, postage prepaid, or by personal delivery, to such party at such party's respective addresses as follows:

             City:      City of Mountain View
                        City Manager
                        P.O. Box 7540
                        Mountain View, CA 94039

             Partnership:   Shoreline Amphitheatre Partners
                            c/o Bill Graham Presents
                            260 Fifth Street
                            San Francisco, CA 94103
                            Attention: Danny Scher

             Copy to:       Greene, Radovsky, Maloney & Share
                            Spear Street Tower, Suite 3200
                            One Market Plaza
                            San Francisco, CA 94105
                            Attention: Richard L. Greene

      Any signatory hereof may, in lieu of the above address and upon notice to all other parties as provided in this Section, specify a different address for the delivery of notices, invoices or other communications.

      Section 11.06. Article and Section Headings. The headings or titles of the general articles and sections hereof, and any table of contents appended hereto, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Lease.

      All references herein to "Articles" or "Sections" and other subdivisions are to the corresponding articles, sections or subdivisions of this Lease and the words "herein," "hereof," "hereunder," "hereinafter" and any other words of similar import refer to this Lease as a whole and not to any particular article or subdivision thereof.

      Section 11.07. Execution and Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but altogether shall constitute but one and the same Lease.

      Section 11.08. Severability. If any one or more of the covenants or agreements, or portions thereof, provided in this Lease shall be held by a court of competent jurisdiction in a final judicial action to be void, voidable or unenforceable, then such covenant or covenants, such agreement or agreements, or such portions thereof, shall be null and void and shall be deemed separable from the remaining covenants or agreements or portions thereof and shall in no way affect the validity of or enforceability of the remaining portions of this Lease.

      Section 11.09. Hold Harmless. Partnership shall indemnify, defend and hold City harmless from and against any and all liabilities, costs, expenses and claims arising out of the performance of this agreement resulting in money damages, to the extent that such liabilities, costs, expenses and/or claims are the result of willful misconduct of and/or the negligent acts or omissions of Partnership, its agents and/or employees, except that Partnership agrees that any money damages which arise out of the sound emanating from the Amphitheatre shall be paid by Partnership, regardless of the lack of negligence by Partnership. Partnership further agrees to pay reasonable attorney's fees and court costs in the defense of any action alleged to have arisen through the performance of this agreement to the extent that such claims or demands within such actions are adjudicated to be the result of the negligent or intentional acts or omissions of Partnership, its agents and employees.

      Partnership further agrees that City shall not be held accountable, at law or in equity, for any delay, regardless of its cause or by whom it was caused in the opening of the Amphitheatre. The provisions of this Section 12.09 shall survive the termination of this Lease with respect to any damage, injury, illness or death occurring prior to such termination.

      Section 11.10. Covenants. Each and every covenant herein shall run with the land.

      Section 11.11. Time of Essence. Time is of the essence of this Lease.

      Section 11.12. City Indemnification. City shall hold Partnership and BGP and their respective agents, employees and officers harmless and defend Partnership and BGP and their respective agents, employees and officers from and against any and all losses, damages, claims and/or liability for any damage to any property or injury, illness or death of any person caused by reason of the negligence or willful misconduct of City, its employees or agents. The provisions of this Section 12.12 shall survive the termination of this Lease with respect to any damage, injury, illness or death occurring prior to such termination.

      Section 11.13. Reasonableness. Whenever in this Lease the consent or approval of City is required, City agrees that such consent or approval shall not be unreasonably withheld or delayed.

      Section 11.14. Force Majeure. The time period for performance of any obligations under this Lease shall be extended by any delay caused by force majeure. "Force majeure" shall mean delays caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather, strike, other labor dispute, governmental preemption of priorities or other controls in connection with a national or other public emergency, shortages of fuel, supplies or labor or any other cause not within Partnership's reasonable control.

      Section 11.15. Attorneys' Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and the fees of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may judge reasonable.

      Section 11.16. Memorandum of Lease. Concurrently with execution hereof, City and Partnership shall execute and cause to be recorded a memorandum of lease in the form attached hereto as Exhibit E.

      Section 11.17. Waiver. City and Partnership hereby waive the provisions of California Civil Code Section 1933(4) providing for termination of hiring upon destruction of the thing hired.

      Section 11.18. Removal of Personal Property. Upon expiration or earlier termination of the Lease, Partnership may remove its personal property, equipment and trade fixtures from the Amphitheatre, unless such expiration or earlier termination is due to a default by Partnership, in which case, such personal property, equipment and trade fixtures shall become the property of City.

      Section 11.19. Deed of Trust. All obligations of Partnership under this Lease are additionally secured by that certain deed of trust, in a form attached hereto as Exhibit F, to be recorded against the Amphitheatre and Site.

                                   ARTICLE XII

                                   DEFINITIONS

      Section 12.01. Definitions. Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Lease, have the meanings herein specified.

      Section 12.02. Amphitheatre. The term "Amphitheatre" shall mean that facility for the conducting of live, mostly musical entertainment, with an initial capacity of approximately fifteen thousand (15,000) persons to be constructed on the Site.

      Section 12.03. City Council. The term "City Council" shall mean City Council of the City of Mountain View.

      Section 12.04. Extra Costs. The term "extra costs" shall mean all those expenses incurred by City because of the existence of the Amphitheatre which the City would not have incurred if the Amphitheatre had not existed. These extra costs include, but are not limited to, such things as extra police needs, traffic, security, cleanup, directional signing as well as any costs to City associated with performances at the Amphitheatre, including usual administrative charges attached to direct costs.

      Section 12.05. Lease. The term "Lease" shall mean this agreement, dated as of the date above written, made and entered into by and between City and Partnership.

      Section 12.06. North Bayshore Area. The term "North Bayshore Area" shall mean that area generally within the City of Mountain View bounded by State Highway 101 and the San Francisco Bay.

      Section 12.07. Outside Commissions. The term "Outside Commissions" shall mean any amounts paid to a person other than BGP or any affiliate of BGP in connection with generating miscellaneous income.

      Section 12.08. Shoreline. The term "Shoreline" shall mean Shoreline Park in the City of Mountain View within the North Bayshore Area.

      Section 12.09. Term. The word "Term" shall mean the term of this Lease including any extended term due to the exercise of an option to extend the Lease.

      IN WITNESS WHEREOF, this Lease is executed by the City of Mountain View, acting by and through its City Manager, and by Shoreline Partners.

APPROVED AS TO CONTENT                    CITY OF MOUNTAIN VIEW:
FOR CITY AND COMMUNITY:
                                          By:


/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
-------------------------                 --------------------------------------

                                          MOUNTAIN VIEW SHORELINE
                                          REGIONAL PARK COMMUNITY:


APPROVED AS TO FORM                       By:
FOR CITY AND COMMUNITY:

                                          /s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]                           --------------------------------------
-------------------------

                                          SHORELINE AMPHITHEATRE PARTNERS,
                                          a California limited partnership:

                                          By: SHORELINE AMPHITHEATRE, LTD.,
                                              its general partner

                                          By: /s/ Danny Scher
                                              ----------------------------------
                                              Danny Scher, Vice President

Except for the obligations set forth in Section 3.03(b), Bill Graham Enterprises, Inc., a California corporation, hereby unconditionally guarantees and promises, to and for the benefit of the City of Mountain View, that Shoreline Amphitheatre Partners shall perform all of its obligations under the terms of this Lease.

Dated: 6/24/86                            BILL GRAHAM ENTERPRISES, INC.,
                                          a California corporation


                                          By: /s/ Nick Clainos
                                              ----------------------------------

                                               Nick Clainos, President

Except for the obligations set forth in Section 3.03(b), Bill Graham Presents, Inc., a California corporation, hereby unconditionally guarantees and promises, to and for the benefit of the City of Mountain View, that Shoreline Amphitheatre Partners shall perform all of its obligations under the terms of this Lease.

Dated: 6/24/86                            BILL GRAHAM PRESENTS, INC.,
                                          a California corporation

                                          By:    /s/ Nick  Clainos
                                                 -------------------------
                                                 Nick  Clainos, President

            SETTLEMENT AGREEMENT AND AMENDMENT TO AMPHITHEATRE LEASE
          AND AGREEMENT BETWEEN THE CITY OF MOUNTAIN VIEW AND SHORELINE
             AMPHITHEATRE PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

       THIS AGREEMENT is made by and between the CITY OF MOUNTAIN VIEW, a chartered municipal corporation, the MOUNTAIN VIEW SHORELINE REGIONAL PARK COMMUNITY, a special district (jointly referred to herein as "City"), and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership (referred to herein as "Partnership").

                                    RECITALS

      A. The parties entered into a Lease and Agreement dated June 20, 1986 (hereinafter the "Lease"), and Partnership constructed the Amphitheatre referred to in said Lease. As part of that construction, with City's permission, Partnership cut into a landfill cell owned by City, recontoured the garbage in that cell into the shape desired by Partnership for the lawn seating area for Amphitheatre, and recovered it with 3.5 feet to 4.0 feet of soil. Thereafter problems occurred involving the escape of landfill gases into the Amphitheatre. Mandeville and Associates, an engineering consultant hired by Partnership to study and make recommendations concerning the solution to the problems created by the escape of the above-referenced gases, has recommended certain control facilities designed to mitigate the escape of these gases.

      B. The parties enter into this Agreement in order to provide funding for the facilities recommended by Mandeville and Associates and to settle their disagreement over legal responsibility for the escape of the above-referenced gases.

NOW, THEREFORE, in consideration of the recitals and mutual promises contained herein, City and Partnership agrees as follows:

      1. Purpose of Agreement. An uncertainty exists as to which of the parties to the Lease should bear the financial responsibility for resolving odor and gas generation, emission and migration conditions at Shoreline Amphitheatre, Mountain View, California hereinafter "Arena" all as more specifically shown on Exhibit "A" attached.

            This Agreement shall constitute a full settlement, discharge and release between the parties of all claims, past, present and future, known and unknown, all as is more particularly set forth in Paragraphs 4, 5, and 6 herein, and shall also be considered an amendment to Section 3.01 of the Lease, increasing the amount of rent based on a percentage of gross receipts all as set forth in Section 3(d) herein. To the extent that this Agreement may be inconsistent with Section 5.13 in the Lease, this Agreement shall control.

      2. Obligations of City. The City agrees as follows:

            a. In full satisfaction of any and all City responsibilities for the problems sought to be corrected by the Facilities (hereinafter described) recommended in the Report (hereinafter described), including without limitation the City's obligations under Section 5.13 of the Lease, the City shall make available for use by Partnership up to $2.5 million (including approximately $160,000 which has previously been incurred by Partnership) solely and exclusively for the design and construction of those certain gas migration control facilities (hereinafter "Facilities") recommended for construction by Mandeville and Associates in a report entitled "Analysis of Alternatives and Recommendations for Gas Mitigation Control at Shoreline Amphitheatre, Mountain View, California, Project 1008" dated December, 1986 (hereinafter "Report"). Partnership understands that said above-referenced $2.5 million contribution by City may not represent the full cost of constructing the Facilities, but that this amount is the maximum amount City is obligated to make available, under any circumstances, for the construction of those Facilities, as well as any other ancillary changes to the Amphitheatre necessitated by the installation of those Facilities.

            The manner in which the $2.5 million may be drawn down and used by Partnership shall be delineated in a procedure to be approved and implemented by the City Finance Director and which will be based upon invoices from Apersey Construction Company, the contractor engaged by Partnership to construct the Facilities and shall provide for payment of such invoices in due course. Any portion of said $2.5 million not drawn down and used by Partnership within two
(2) years from the date of this Agreement shall no longer be available to Partnership but rather shall be the sole property of City.

            b. The City shall maintain an ongoing program to mitigate garbage and/or methane and/or odor impacts from both the adjacent in-place landfill and the active landfill, including possible relocation of the active landfill to another site during the Concert Season.

      3. Obligations of the Partnership. The Partnership shall:

            a. Assume full responsibility for the design and construction of the Facilities as well as any ancillary changes to the Amphitheatre necessitated by the installation of those Facilities, subject to the initial review and approval in concept by the City Council as given on January 6, 1987, and subject to the further review and approval of the plans for the design and construction of said Facilities by the Public Works Department.

            b. Assume full responsibility for on-going operation, maintenance, repair and replacement of the Facilities for as long as such Facilities are needed.

            c. Pay all costs of operation, maintenance, repair and replacement of such Facilities, and pay all costs of the design and construction, if any, in excess of the City's contribution to the initial design and construction costs of $2.5 million.

            d. Effective January 1, 1987, permanently increase the percentage rate based on gross receipts as set forth in Section 3.01 of the Lease by three quarters of one percent (3/4%) across the board so that said percentage rates are as follows:

   Lease           Annual Gross          Annual Gross           Annual Gross
   Years             Receipts              Receipts               Receipts
   -----           ------------          ------------           ------------

                  $0-$10 million      over $10-$13 million     over $13 million
                      per year              per year               per year

     1-5           2.75 percent           3.75 percent          4.75 percent

     6-10          3.25 percent           4.25 percent          5.25 percent

    11-15          3.75 percent           4.75 percent          5.75 percent

    16-50          4.75 percent           5.75 percent          6.75 percent

      4. Prior Events. As to all events occurring at the Arena after commencement of its construction prior to execution of this Agreement, Partnership shall indemnify City from all liability whether to Partnership or to third parties relating to generation, emission, migration, collection and/or control of gases and odors. Partnership hereby waives and releases and forever gives up any claims it, or any person, entity or thing acting through or on behalf of it, may have against City relating to revenue damages or losses of any nature based on the landfill gas condition at the Amphitheatre during the 1986 Concert Season.

      5. Future Events. As to future events, Partnership hereby releases City from any and all liability which may arise either in whole or in part due to the generation, emission, migration, collection and/or control of landfill gases and odors from garbage underneath the Arena; any and all liability which may arise, either in whole or in part, due to the passage of landfill gases which are generated outside the Arena and are drawn underground to the Facilities when they are operating; and any and all liability which may arise out of occurrences involving problems sought to be corrected by the recommendations of the Report and shall hold City harmless therefrom pursuant to Section 11.09 of the Lease.

      6. Unknown Claims. Partnership expressly acknowledges and agrees that the releases set forth above are general releases that apply to all claims for damages, costs, losses, expenses, whether known or unknown, foreseen or unforeseen, patent or latent, which Partnership or any person, entity or thing acting through or on behalf of Partnership may have against City, and Partnership waives application of California Civil Code
Section 1542.

      Partnership certifies that it has read the following provisions of the California Civil Code Section 1542:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

      Partnership understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if the partnership should eventually suffer additional damages arising out of the facts which are the subject of this Agreement, the Partnership will not be able to make any claim for those damages. Furthermore, the Partnership acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of the releases set forth above but which the Partnership does not know exists, and which, if known, would materially affect the Partnership's decision to execute this release, regardless of whether the Partnership's lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

Date: Feb. 11, 1987

SHORELINE REGIONAL PARK                      CITY OF MOUNTAIN VIEW,
COMMUNITY:                                   a municipal corporation


/s/ [ILLEGIBLE]                              By: /s/ [ILLEGIBLE]
-------------------------                        -------------------------------
Mayor                                            City Manager

APPROVED AS TO FORM:                         SHORELINE AMPHITHEATRE PARTNERS,
                                             a limited partnership


/s/ [ILLEGIBLE]                              By: Shoreline Amphitheatre
-------------------------                        Limited, a California
City Attorney                                    corporation, its general
                                                 partner


                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------------

        Either party may request the removal of the parking lot improvements, provided that at least ninety (90) days written notice is provided to the other party. Upon such request, PARTNERSHIP shall promptly remove, or cause to be removed, the chip seal surface and restore the parking lots to their former condition. The CITY may grant an extension beyond 90 days for the removal of the parking lot improvements to PARTNERSHIP to avoid negative impacts on PARTNERSHIP'S parking capacity during the concert season. The CITY shall comply with the temporary parking displacement requirements as outlined in Section 6.01 of the AMPHITHEATRE LEASE AND AGREEMENT.

        6. PARTNERSHIP shall comply with the insurance requirements as outlined in Article 7 of the LEASE AGREEMENT and the indemnification provisions outlined in Sections 11.09 and 11.12 of the AMPHITHEATRE LEASE AND AGREEMENT.

APPROVED AS TO CONTENT:                      "CITY";
                                             CITY OF MOUNTAIN VIEW, a
                                             municipal corporation


/s/ [ILLEGIBLE]                              /s/ [ILLEGIBLE]
-------------------------                    -----------------------------------
City Attorney                                City Manager

APPROVED AS TO CONTENT:                      "PARTNERSHIP":
                                             SHORELINE AMPHITHEATRE PARTNERS,
                                             a California limited partnership


/s/ [ILLEGIBLE]
----------------------                       Shoreline Amphitheatre Ltd.
City Manager

                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                             Title: Vice President

               AMENDMENT NO. 2 TO AMPHITHEATRE LEASE AND AGREEMENT
            BETWEEN THE CITY OF MOUNTAIN VIEW AND SHORELINE PARTNERS,
                        A CALIFORNIA LIMITED PARTNERSHIP

      THIS AMENDMENT NO. 2 is made and entered into as of September 1st, 1989, by and between the City of Mountain View, a chartered municipal corporation, whose address is 444 Castro Street, Mountain View, California (hereinafter referred to as "City"), the Mountain View Shoreline Regional Park Community, a special district, whose address is 444 Castro Street, Mountain View, California (hereinafter referred to as "Community"), and Shoreline Amphitheatre Partners, a California limited partnership (hereinafter referred to as "Partnership").

                                    RECITALS

      A. As of June 20, 1986, City, Community and Partnership entered into that certain Amphitheatre Lease and Agreement whereby Partnership acquired the right to use the Site (as defined in the Lease) pursuant to the terms set forth therein. On February 11, 1987, the parties to the Amphitheatre Lease and Agreement modified it in certain respects as set forth in that certain Settlement Agreement and Amendment to Amphitheatre Lease and Agreement. The original Lease as so amended is hereinafter referred to as the "Lease."

      B. Since the date of the Lease, Partnership has completed construction of the Amphitheatre and operated it for three (3) Concert Seasons (as defined in the Lease). As a result of this operation, the parties to the Lease have determined that certain modifications and clarifications are now required in the terms and provisions of the Lease so as to reflect the parties' understandings and carry out their original intent as well as incorporation of certain agreed-to changes, all of which modifications and clarifications are hereinafter set forth.

      NOW, THEREFORE, in consideration of the Recitals, mutual obligations and promises of the parties as herein expressed, City, Community and Partnership agree as follows:

      1. Effects of This Amendment. Except as expressly and specifically set forth in this Amendment No. 2, all other terms, provisions and conditions of the Lease shall remain in full force and effect.

      2. Definitions. Except as set forth in this Amendment No. 2, all terms used in this Amendment No. 2 shall have the meaning given them in the Lease.

      3. Section 1.02 of the Lease shall be amended to read as follows:

      "Section 1.02. Term. Possession of the Site shall be delivered to Partnership upon execution hereof for the purpose of construction of the Amphitheatre. The term of this Lease (the "Term") shall be thirty-five
      (35) years commencing on June 29, 1986 and continuing through November 30 of the year in which the 35th anniversary of the term commencement occurs. For purposes of this Lease, a "Concert Season" shall be March 15 through November 15."

      4. The second paragraph of Section 2.03 of the Lease is hereby amended to read as follows:

      "The use of a "Mike Brown" stage and the placement of support buildings in modular structures to the rear of the stage as well as the construction of the stage house are hereby approved for the term of this Lease."

      5. Section 2.08 of the Lease shall be amended to read as follows:

      "Section 2.08. Future Construction or Expansion. There shall be no future construction or expansion of the Amphitheatre, parking, and related improvements, nor any increase in ticket sales or other intensification, beyond that approved by the City or provided herein, without the prior approval of City derived in the same manner as specified in this Article for the original construction of the Amphitheatre, parking, and related improvements. If any intensification or expansion involves construction, the prior approval by City shall be derived in the same manner as specified in this Article for the original construction of the Amphitheatre, parking, and related improvements. If there is proposed an intensification of use by additional sales of tickets beyond the fifteen thousand (15,000) limit now set, such intensification must be approved by City acting through its City Manager or his or her designee in advance upon written request from Partnership to City at any time after the end of a Concert season and before the beginning of the next Concert Season, and such approval may be for no more than a capacity of twenty thousand (20,000) and for the next Concert Season only, so that, each year prior to the beginning of another Concert Season, Partnership must request approval for expanded ticket sales." City, in exercising its discretion for approval of expanded ticket sales, shall not unreasonably withhold such approval, as long as Partnership and BGP agree to comply with all reasonable requests of City for correction of problems specified in writing by City relating solely to material operating or environmental matters (including but not limited to parking or security) which have resulted from an increase in capacity from fifteen thousand (15,000) to twenty thousand (20,000) persons during the preceding Concert Seasons. If, at any time during a Concert Season, Partnership or BGP fail to meet all requirements imposed for the increase of capacity beyond fifteen thousand (15,000) persons, City shall notify Partnership in writing not later than seven (7) days after City, at the department head level or higher, becomes aware of such failure to meet requirements. Partnership shall thereafter have fourteen (14) days to comply; if compliance does not take place, thereafter, such approval for expanded ticket sales may be revoked, in writing, by City acting through its City Manager.

      6. Section 3.01(b) shall be amended to read as follows:

      "(b) All food, beverage, and T-shirt sales, except that food provided to the performers and employees of Partnership or its affiliates shall not be included."

      7. Section 4.02 of the Lease shall be amended to read as follows:

      "Section 4.02. Refinancing. Partnership shall have the right to refinance any promissory notes secured by deed of trust recorded against the Amphitheatre and/or leasehold interest of Partnership, or any other form of original financing, with the City receiving ten percent (10%) of any net refinancing proceeds which exceed the greater of: (a) Twenty Million Dollars ($20,000,000); or (b) the amount of the last refinancing of the Amphitheatre pursuant to Section 4.02. Any refinancing of the Partnership's interest in this Lease may not be accomplished except by a mortgage or deed of trust. Upon any refinancing, the net refinancing proceeds shall exclude "loan costs."

      Partnership's "loan costs" shall include, without limitation, all loan fees, appraisals, points, escrow fees, title insurance premiums and all other loan costs and fees imposed by the lender and/or incurred by Partnership in connection with the subject refinancing. So long as Partnership is obligated to make payments under Section 3.03b of this Lease, Partnership may not encumber this Lease and the Amphitheatre with deeds of trust or other financing securing a total indebtedness in excess of forty percent (40%) of the then appraised value of the Amphitheatre, as reflected in a current MAI appraisal to be provided by Partnership; provided, however, that if Partnership has made all payments required of it under Section 3.03b, this percentage shall increase to fifty percent (50%) on August 1, 1991, sixty percent (60%) on August 1, 1996, seventy percent (70%) on August 1, 2001, and eighty percent (80%) on August 1, 2006. Any assignment of Partnership's interest hereunder pursuant to a deed of trust or any other financing mechanism shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and in the event of any conflict between the provisions of this Lease and the provisions of such a deed of trust or other financing mechanism, the provisions of this Lease shall control."

      8. Section 5.01 of the Lease shall be amended by adding the following paragraph:

      "...Notwithstanding anything contained in Section 4.03(a) or this Section
      5.01 to the contrary, subject to prior written approval from the City Manager or his or her designee, Partnership shall be entitled to use the Amphitheatre, parking, or other related improvements for other than the presenting of cultural and entertainment performances as long as such use does not detract from the image/identity of the Amphitheatre or involve environmental or operational aspects which are likely to be disruptive to either Shoreline at Mountain View, adjacent private uses, or to the North Bayshore Area."

      9. Section 5.04 of the Lease shall be amended by adding the following paragraph at the end thereof:

      "If there is a dispute concerning the accuracy, substantiation or necessity of extra costs as they are defined in Section 5.04, Partnership shall have the right to arbitration as follows:

      (a) If Partnership disputes the amount claimed by City as extra costs, Partnership may require that City submit the disputes to arbitration. The arbitration shall be conducted and determined in the City of San Francisco, California in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

            (i) Partnership shall make demand for arbitration in writing within fifteen (15) days after service of the notice of extra costs, specifying therein the name and address of the person to act as the arbitrator on Partnership's behalf. Failure on the part of Partnership to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, City shall give notice to Partnership specifying the name and address of the person designated by City to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If City fails to notify Partnership of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Partnership shall be the arbitrator.

            (ii) If two arbitrators are chosen pursuant to Subparagraph (i) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph (i) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten
                  (10) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of the Santa Clara County Superior Court. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subparagraph (iii) below.

            (iii) The extra costs shall be fixed by the three arbitrators in accordance with the following procedures. Each of the arbitrators selected by the parties shall state, in writing, his determination of the extra costs supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of extra costs. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as that most closely approximating his determination of the extra costs shall constitute the decision of the arbitrators and shall be final and binding upon the parties.

            (iv) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten
                  (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by City and the arbitrator appointed by Partnership concur shall be binding and conclusive upon the parties, except that such arbitrators shall not attempt by themselves to mutually ascertain the extra costs and any such determination, in a manner other than that provided for in Subparagraph (iii) hereof, shall not be binding on the parties. The losing party (the party whose arbitrator's decision was not chosen by the third arbitrator) shall pay the fees and expenses of all arbitrators and reasonable attorneys' fees of the prevailing party's counsel.

            (v) The arbitrators shall not have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of extra costs. The arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease."

      10. Section 5.08 of the Lease shall be amended to read as follows:

      "Section 5.08. City Days and Other Community Uses. Partnership shall allow the Amphitheatre to be used rent-free (with all operating maintenance and repair costs due to City's use at the City's expense) for seven (7) days during the Concert Season. Unless expressly approved by Partnership, no more than four (4) days of "City Days" shall be consecutive. Not later than January 1 of each year, City shall give Partnership written notice of the seven (7) days which City desires to designate as "City Days" during the next occurring Concert Season, except that no more than three (3) of the "City Days" may occur during the months of

      July, August, September or October without the consent of Partnership. City shall not designate the July 4 or Labor Day weekends for "City Days"; provided, however, that during any Concert Season in which Partnership is allowed to sell twenty thousand (20,000) tickets to events at the Amphitheatre, City shall be entitled to designate July 4 as a "City Day." Partnership shall reserve the requested days for City. All costs and expenses of operating the Amphitheatre during "City Days" shall be borne by City, including, without limitation, insurance premiums, traffic and crowd control, cleanup, and employees' salaries and benefits. In addition, City shall pay for all parties or entertainers used and shall also repair and replace any and all portions of the Amphitheatre and parking areas damaged due to City's use during "City Days." In addition to "City Days," the Amphitheatre, parking and related improvements shall be made reasonably available rent-free (except for the operating costs described above) for City-approved community events occurring during other than the Concert Season and at other times when such use would not conflict with use by Partnership or BGP. City shall indemnify Partnership and BGP against any and all claims, liabilities, expenses and costs arising out of City's use of the Amphitheatre to the extent such claims, liabilities, expenses and costs are caused, in whole or in part, by the negligence or willful misconduct of City, its agents, employees and/or invitees."

      11. Section 5.09 of the Lease shall be amended to read as follows:

      "Section 5.09. City Attendance at Amphitheatre Events. City shall be provided, at no cost, a minimum of twenty (20) premium tickets (including and not in addition to City Box seats) for each performance at the Amphitheatre. Fourteen (14) of such tickets shall be located in the best one-third (1/3) of the reserved seats, centered, and nearest the stage for good viewing with the remaining six (6) best seats available. In addition, during each Concert Season, City shall be entitled to up to three hundred
      (300) additional free tickets, which shall be the best available located seats given subscription sales and band ticket sales provided that City shall not be entitled to utilize more than thirty-four (34) of the combined three hundred (300) and twenty (20) free tickets for any one performance. All tickets and parking places referred to in this Section
      5.09 may be used by City in any manner it deems appropriate and shall be provided to City through the City Manager's Office. Partnership shall designate a centrally located box as the "City Box" so that City may, when needed, provide for seating of dignitaries during any performance.

      The "City Box" shall seat at least eight (8) people. Partnership shall reserve twelve (12) parking spaces specifically for City use located in the near-in VIP parking area closest to the Amphitheatre. Annually, and at no expense to City, Partnership will conduct at City's request up to three
      (3) catered parties with hot catered meals similar in quality to those meals provided at City parties at the Amphitheatre during the 1987 and 1988 Concert Seasons and show tickets prior to concerts selected by City. The date of such parties shall be mutually agreed upon by the parties at least thirty (30) days in advance of the date of the party. These parties shall be of at least equal quality to that provided by Pepsi-Cola, Inc. pursuant to Pepsi-Cola, Inc.'s agreement with BGP. City will have the right to invite up to a cumulative total of two hundred fifty (250) guests to the catered parties and will have the right to conduct other similar parties at City's sole expense prior to any concert at any other time, subject to BGP's reasonable approval. In addition to the above tickets, at the discretion of BGP, additional lawn seating tickets shall be furnished to City through the City Manager's Office.

      12. Section 6.05 of the Lease is hereby amended to read as follows:

      "Section 6.05. Use of Parking Lots by City. Without limiting City's right to parking and other related improvements all as provided in this Lease, City and other governmental or nongovernmental entities shall have the right, upon not less than forty-eight (48) hours' advance written notice given by City (either for itself or for any other governmental or nongovernmental entity), to utilize all parking areas within the Site for the Amphitheatre for its own purposes, so long as such use does not damage the parking facilities within the Site (reasonable wear and tear excepted), and the use does not interfere in any way with Partnership's operation and use of the Amphitheatre. City or other governmental or nongovernmental entity through City, shall always have the right to use the parking areas designated for the Amphitheatre outside the Site so long as such use does not impair the rights granted to Partnership pursuant to this Lease. If City or another governmental or nongovernmental entity uses the parking facilities within the site, City or the other entity shall provide insurance satisfactory to Partnership or a hold harmless agreement if the City or other entity is self-insured, and shall repair any damage to the parking areas occurring during the use of the parking areas by the City or other entity, shall provide all necessary crowd and traffic control and cleanup of the parking areas, and shall indemnify Partnership and BGP against any and all claims, costs, expenses and liabilities arising out of or in connection with City's negligent use of the parking areas."

      13. Section 11.05 of the Lease shall be amended to read as follows:

      "Section 11.05. Notices. Any notice, invoice or any other communication to be given in this Lease to any signatory hereof shall be in writing and shall be given by U.S. mail, postage prepaid, or by personal delivery, to such party at such party's respective addresses as follows:

      City: City of Mountain View; City Manager; P.O. Box 7540; Mountain View, California, 94039.

      Partnership: Shoreline Amphitheatre Partners; In care of Bill Graham Presents; 260 5th Street; San Francisco, California, 94103; Attention Danny Scher.

      Copy to: Greene, Radovsky, Maloney & Share; Spear Street Tower, Suite 4200; One Market Plaza; San Francisco, California, 94105; Attention Richard L. Greene.

      14. Section 11.20 of the Lease shall be added to read as follows:

      "Section 11.20. Late Payment Charge. If any payment due City is not made on or before the date specified within this Lease for payment, then thereafter, in addition to all and every other remedy, both equitable and legal, available to City, a late charge of two percent (2%) of the amount due City and undisputed by Partnership shall be added and compounded for each month or portion thereof that the payment remains late and unpaid. If Partnership wishes to dispute a bill or portion thereof (excluding all bills for extra costs pursuant to Paragraph 5.04 which may be arbitrated), it must do so in writing no later than seven (7) days after receipt of the bill, specifying in detail the particular reasons for said dispute. City shall then meet with Partnership to resolve any such disputed bill, but if no such resolution occurs at the meeting, and City so informs Partnership in writing, Partnership shall nevertheless, within three (3) days, pay the disputed amount. Such payment of a disputed amount may be done under protest and shall not affect any legal or equitable action Partnership may bring to resolve such dispute."

      IN WITNESS WHEREOF, this Second Amendment to Lease is executed by the City of Mountain View, acting by and through its City Manager, Mountain View Shoreline Regional Park Community and by Shoreline Amphitheatre Partners.

APPROVED AS TO CONTENT             "CITY":
FOR CITY AND COMMUNITY:            CITY OF MOUNTAIN VIEW, a chartered municipal
                                   corporation


                                   By: /s/ [ILLEGIBLE]
-------------------------              -----------------------------------------
                                       City Manager

APPROVED AS TO FORM                "COMMUNITY":
FOR CITY AND COMMUNITY:            MOUNTAIN VIEW SHORELINE REGIONAL COMMUNITY, a
                                   special district


/s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
-------------------------              -----------------------------------------
                                       Secretary

FINANCIAL APPROVAL                  "PARTNERSHIP":
                                    SHORELINE AMPHITHEATRE PARTNERS,
                                    a California limited partnership:
/s/ [ILLEGIBLE]
-------------------------           By: SHORELINE AMPHITHEATRE, LTD., its
                                        general partner

                                    By: /s/ Danny Scher
                                        ---------------------------
                                        Danny Scher, Vice President

Except for the obligations set forth in Section 3.03(b), Bill Graham Enterprises, Inc., a California corporation, hereby unconditionally guarantees and promises, to and for the benefit of the City of Mountain View, that Shoreline Amphitheatre Partners shall perform all of its obligations under the terms of this Lease.

Dated: Oct. 25, 1989                BILL GRAHAM ENTERPRISES, INC.,
                                    a California corporation


                                    By: /s/ [ILLEGIBLE]
                                        ---------------------------

               AMENDMENT NO. 3 TO AMPHITHEATRE LEASE AND AGREEMENT
                      BETWEEN THE CITY OF MOUNTAIN VIEW AND
                        SHORELINE AMPHITHEATRE PARTNERS,
                        A CALIFORNIA LIMITED PARTNERSHIP

      This AMENDMENT NO. 3 is entered into this 30th day of April, 1991, by and between the CITY OF MOUNTAIN VIEW, a municipal corporation, whose address is 500 Castro Street, Mountain View, California, 94041, hereinafter referred to as "CITY," and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership, whose address is P.O. Box 1994, San Francisco, California, 94101, hereinafter referred to as PARTNERSHIP."

                                    RECITALS

      A. PARTNERSHIP has requested approval from the CITY to install a chip seal-type surface on Amphitheatre Parking Lots A and B, owned by CITY and permitted for use by PARTNERSHIP under a revocable license, to control dust and provide for an all weather parking surface.

      B. The CITY considers the chip sealing of Parking Lots A and B to be appropriate and desirable.

      NOW, THEREFORE, in consideration of the recitals and mutual promises contained herein, CITY and PARTNERSHIP agree as follows:

      1. All terms, provisions and conditions set forth in the Amphitheatre Lease and Agreement Between the City of Mountain View and Shoreline Amphitheatre Partners, a California Limited Partnership; the Settlement Agreement and Amendment to Amphitheatre Lease and Agreement Between the City of Mountain View and Shoreline Amphitheatre Partners, a California Limited Partnership; and Amendment No. 2 to Amphitheatre Lease and Agreement Between the City of Mountain View and Shoreline Amphitheatre Partners, a California Limited Partnership, shall remain in full force and effect.

      2. PARTNERSHIP shall be responsible for the cost of installing and maintaining the chip seal surface in Parking Lots A and B.

      3. The parking lot improvements shall remain on Parking Lots A and B for no more than four (4) years from the date of this AGREEMENT. CITY approval will be required to allow the improvements to remain after that time.

      4. CITY approval for PARTNERSHIP to install temporary parking lot improvements does not constitute the granting of any type of permanent parking rights to PARTNERSHIP for parking at the locations of Parking Lots A and B, or any other location of CITY-owned property. PARTNERSHIP warrants for itself and the entities described in Paragraph 1 that the license to use said CITY parking sites shall not be modified by this AGREEMENT other than as expressly stated.

      5. Either party may request the removal of the parking lot improvements, provided that at least ninety (90) days written notice is provided to the other party. Upon such request, PARTNERSHIP shall promptly remove, or cause to be removed, the chip seal surface and restore the parking lots to their former condition. The CITY may grant an extension beyond 90 days for the removal of the parking lot improvements to PARTNERSHIP to avoid negative impacts on PARTNERSHIP'S parking capacity during the concert season. The CITY shall comply with the temporary parking displacement requirements as outlined in Section 6.01 of the AMPHITHEATRE LEASE AND AGREEMENT.

      6. PARTNERSHIP shall comply with the insurance requirements as outlined in
Article 7 of the LEASE AGREEMENT and the indemnification provisions outlined in Sections 11.09 and 11.12 of the AMPHITHEATRE LEASE AND AGREEMENT.

APPROVED TO FORM:                         "CITY";
                                          CITY OF MOUNTAIN VIEW, a
                                          municipal corporation


/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
-------------------------                 --------------------------------------
City Attorney                             City Manager

APPROVED AS TO CONTENT:                   "PARTNERSHIP":
                                          SHORELINE AMPHITHEATRE PARTNERS,
                                          a California limited partnership


/s/ [ILLEGIBLE]                           Shoreline Amphitheatre Ltd.
-------------------------
City Manager
                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                          Title: Vice President

                                 AMENDMENT NO. 4
                   TO AMPHITHEATRE LEASE AND AGREEMENT BETWEEN
              THE CITY OF MOUNTAIN VIEW AND SHORELINE AMPHITHEATRE
                   PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

      THIS AMENDMENT NO. 4 is made and entered into as of October 29, 1993, by and between the City of Mountain View, a California Charter City, whose address is 500 Castro Street, Mountain View, California ("City"), the Mountain View Shoreline Regional Park Community, a special district formed under the laws of the State of California, whose address is 500 Castro Street, Mountain View, California ("Community"), and Shoreline Amphitheatre Partners, a California limited partnership, ("Partnership") whose address is 260 Fifth Street, San Francisco, CA.

                                    RECITALS

A. As of June 20, 1986, City, Community and Partnership entered into that certain Amphitheatre Lease and Agreement (hereinafter, the "Lease") whereby Partnership acquired the right to use the site (as defined in the Lease) pursuant to the terms set forth therein. On February 11, 1987, the parties to the Lease modified it in certain respects as set forth in that certain Settlement Agreement and Amendment to Amphitheatre Lease and Agreement; thereafter, on September 1, 1989, such parties further modified the Lease in certain respects as set forth in that certain Amendment No. 2 to Amphitheatre Lease and Agreement between the City of Mountain View and Shoreline Amphitheatre Partners, a California limited partnership; and thereafter on April 30, 1991, such parties further modified the Lease as set forth in that certain Amendment No. 3 to the Lease. The original Lease as so amended is referred to herein as the "Lease."

B. Since the date of the Lease, Partnership has completed construction of the Amphitheatre and operated it for seven (7) Concert Seasons (as defined in the Lease). Partnership has applied for and obtained approval for expansion of the current capacity of the Amphitheatre from 15,000, permanently authorized, to 25,000 people, permanently authorized. Pursuant to approval of the Mountain View City Council given February 9, 1993, the parties to the Lease have determined that certain modifications and clarifications are desirable in the terms and provisions of the Lease, all of which modifications and clarifications are set forth below.

C The parties desire to finalize and incorporate in the Lease Exhibits A, C, D, E and F, which are specifically referenced in the Lease but were never attached to the executed Lease.

D. NOW, THEREFORE, in consideration of the Recitals, mutual obligations and promises of the parties are herein expressed, City, Community and Partnership agree as follows:

      1. Effects of this Amendment. Except as expressly set forth in this Amendment No. 4, all other terms, provisions and conditions of the Lease shall remain in full force and effect.


      2. Definitions. Except as set forth in this Amendment No. 4, all terms used in this Amendment No. 4 shall have the meaning given them in the Lease.

      3. The following Exhibits attached hereto are hereby incorporated by this reference into the Lease, and each Exhibit shall have the meaning and effect given to it in the Lease and operate as if the Exhibit was included in the original Amphitheatre Lease and Agreement executed on June 20, 1986:

      (1)   Exhibit A, Legal Description of Parcel Map;
      (2)   Exhibit C, Pair Market Value;
      (3)   Exhibit D, Groundwater Pipeline Maintenance and Repair Easement;
      (4)   Exhibit E, Memorandum of Lease;
      (5)   Exhibit F, Short Form Deed of Trust and Assignment of Rents.

      4. Recital A of the Lease shall be amended to read as follows:

            A. City owns that certain real property (hereinafter referred to as the "Site") generally located off of Stierlin Road near the entrance to Shoreline Park in the City of Mountain View, all as more particularly described in the legal description of parcel map contained in Exhibit "A" attached hereto and incorporated herein by reference."

      5. Recital E of the Lease shall be amended to read as follows:

            "E. BGP has entered into a sublease with Partnership, under the terms of which sublease BGP is obligated to perform certain functions in connection with promotion and staging of entertainment events at the proposed Amphitheatre."

      6. Lease Amendments. The following changes in the Lease are hereby made:

            a. Section 2.08 is amended to read as follows:

                  "Section 2.08. Future Construction or Expansion. There shall be no future construction or expansion of the Amphitheatre, parking and related improvements, nor any increase in ticket sales or other intensification, beyond that approved by City or provided herein, without the prior approval of City. Unless a further increase is approved by the City, the capacity of the Amphitheatre shall be twenty-five thousand (25,000) people, and the Amphitheatre shall not sell more than twenty-five thousand (25,000) tickets for any single Amphitheatre event without the prior written approval of the City."

            c. Section 5.07 is hereby amended to read as follows:

                  "Section 5.07. Sound Limitations. Partnership has the affirmative obligation to resolve all problems relating to sound emanating from the Amphitheatre. Without limiting the City's land use and police powers in any way City acknowledges that, as required by the balanced programming provisions of Section 5.02, Partnership will be offering a variety of musical and entertainment events at the Amphitheatre, including rock and roll music. City further acknowledges that Partnership's ability to promote rock and roll musical performances at the Amphitheatre is an essential element in the projected profitability and success of the Amphitheatre and is a material consideration in Partnership's entering into this Lease. During the Term, in adopting guidelines, ordinances, laws, statutes, rules and regulations affecting the Amphitheatre and in permitting further development of the areas adjacent to the Amphitheatre, City shall give due consideration to the existence of the Amphitheatre. With regard to future development of areas adjacent to the Amphitheatre, City shall make the developers aware of the Amphitheatre.

      Partnership shall design, construct and operate the Amphitheatre in a reasonable manner such that sound emanating from the Amphitheatre, parking or related improvements shall not create a nuisance or annoyance to nearby uses. Partnership hereby agrees to the following limitations: (1) the average sound level measured at the upper rim of the Amphitheatre shall not exceed 98 dB(A) during a concert and (2) Partnership shall not redirect the lawn speakers or increase sound power without the explicit, written approval of City. The average sound level shall be determined and the sound monitoring equipment calibrated pursuant to the Technical Protocol set forth in Exhibit G, attached hereto and incorporated herein by reference. Pursuant to the Technical Protocol, Partnership shall professionally calibrate its sound monitoring equipment at its own expense annually. Also pursuant to the Technical Protocol set forth in Exhibit G, and with prior notice of at least one full business day, and at least three (3) hours prior to the opening of the Amphitheatre for that particular event, City, at its own expense, may professionally calibrate the sound monitoring equipment at all Amphitheatre events. Partnership shall continue to provide and operate existing sound monitoring equipment for measurement of sound levels, and shall, upon request, make available for review by City at the Amphitheatre all strip chart record printouts from such equipment. Such data shall be preserved by partnership for two years after the end of the concert season to which it pertains, along with records of calibration of sound monitoring equipment.

      City reserves the right to impose by resolution or ordinance of the City Council specific reasonable operational and/or sound level limitations on the operation of the Amphitheatre.

      Partnership shall use reasonable efforts, to correct any further noise and sound problems identified by City, including the obligation to adjust sound amplification equipment power levels, if Partnership's reasonable mitigation efforts including the equipment of performers, do not alleviate persistent noise problems so that reasonable sound levels adopted by City are not exceeded. City may develop reasonable guidelines for the implementation of this Section, and if such guidelines are developed, Partnership shall follow such guidelines. If Partnership at any time fails to solve these noise and sound problems identified by the City to the City's reasonable satisfaction within a reasonable time period, then, thereafter, if Partnership, at any time, exceeds any then existing sound limitations imposed, City shall have the right to enter the Site for the purpose of monitoring and, if necessary, adjusting the amplification levels of all sound equipment at the Amphitheatre so that off-site nuisance or annoyance is avoided and sound limits are not exceeded.

      City shall also have the right to install sound level governors on all sound amplification equipment used at the Amphitheatre so that no sound shall exceed then-existing reasonable sound level limitations imposed by City on the operation of the Amphitheatre by resolution, ordinance or developmental approvals given by City. These sound governors may be readjusted from time to time in order to reflect changes in sound level limitations imposed by City. City shall also have the right to place such sound governors on any amplification equipment brought in by any third party other than Partnership or BGP, including any performers and their staff. City shall not have the right to install and operate sound governors until Partnership has been given a reasonable opportunity to cure identified noise problems, and the cure proposal by Partnership fails to eliminate persistent noise and sound problems.

      The exercise by City of any rights under this Lease shall not act as a bar to the exercise by City of any other right or remedy it may have in law or equity for a violation of the sound limitations set by City. Except as otherwise specifically provided herein, the cost of any sound monitoring system or acoustical consultant hired by City to ensure that the sound attenuation objectives of this Section 5.07 are satisfied shall be paid by City, but Partnership shall reimburse City one half those costs."

      IN WITNESS WHEREOF, this Amendment No. 4 to Lease is executed by the City of Mountain View, acting by and through its City Manager, Mountain View Shoreline Regional Park Community and Shoreline Amphitheatre Partners.

                                             "City":


APPROVED AS TO CONTENT                       CITY OF MOUNTAIN VIEW, a
FOR CITY AND COMMUNITY                       chartered municipal corporation


/s/ [ILLEGIBLE]                              By: /s/ [ILLEGIBLE]
-------------------------                        -------------------------------
                                                 City Manager

                                             "Community":

APPROVED AS TO FORM                          MOUNTAIN VIEW SHORELINE
FOR CITY AND COMMUNITY                       REGIONAL PARK COMMUNITY, a
                                             special district


/s/ [ILLEGIBLE]                              By: /s/ Patricia Figueroa
-------------------------                        -------------------------------
                                                 Mayor

                                             "Partnership":

                                             SHORELINE AMPHITHEATRE PARTNERS,
                                             a California limited partnership

                                             By: SHORELINE AMPHITHEATRE,
                                                 LTD., its general partner


                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------------

Bill Graham Enterprises, Inc., a California corporation, hereby unconditionally guarantees and promises to and for the benefit of the City of Mountain View that Shoreline Amphitheatre Partners shall perform all of its obligations under the terms of the Lease.

Dated: [ILLEGIBLE]                           BILL GRAHAM ENTERPRISES, INC.,
                                             a California Corporation


                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------------

                                    EXHIBIT A

Lot 4 of Parcel Map for Vista Slope - A Four (4) Lot Subdivision.

Recorded October 14, 1994 in Book 659, pages 13 to 19 of the official records of Santa Clara County Recorders Office.

      Fair Market Value.. "Fair Market Value" shall mean the value of comparable amphitheatre facilities with similar amenities taking into consideration: age, quality of construction, location and any other relevant considerations.

      (a) Promptly following receipt of City's notice of election to purchase the Amphitheatre, City and Trustee shall meet and attempt to agree on the Fair Market Value of the Amphitheatre and Site. If City and Trustee are unable to agree within twenty (20) days following receipt by Trustee of City's notice, then the Fair market Value shall be determined by appraisal as hereinafter provided. The appraisal shall be conducted in San Francisco, California, in the following manner:

            (i) Within thirty (30) days after expiration of the twenty (20)-day period, Trustee and City shall each give written notice to the other specifying therein the name and address of the person to act as the appraiser on such party's behalf. The appraisers shall be qualified MAI real estate appraisers with at least five (5) years full-time commercial appraisal experience who are familiar with the fair market value of similar property. Failure on the part of either party to timely give the notice designating their appraiser shall constitute a waiver of the right thereto. If either party fails to notify the other party of the appointment of its appraiser, within or by the time specified, then the sole appraiser appointed shall be the appraiser to determine the Fair Market Value of the Amphitheatre.

            (ii) If two appraisers are chosen pursuant to paragraph (i) above, the appraisers so chosen shall meet within ten (10) business days after the second appraiser is appointed and shall appoint a third appraiser, who shall be a competent and impartial person with qualifications similar to those required of the first two appraisers pursuant to Paragraph (i) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third appraiser shall be selected by the parties themselves. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the San Francisco Real Estate Board. The three appraisers shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Paragraph (iii) below.

            (iii) The Fair Market Value shall be fixed by the three appraisers in accordance with the following procedures. Each of the appraisers selected by the parties shall state, in writing, his determination of the Fair Market Value supported by the reasons therefor and shall make counterpart copies for each of the other appraisers. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third appraiser shall be to select which of the two proposed resolutions more closely approximates his determination of Fair Market Value. The third appraiser shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as that more closely approximating his determination of the Fair Market Value shall constitute the decision of the appraisers and shall be final and binding upon the parties.

            (iv) In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by him, but in the case of the third appraiser, his successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third appraiser. Each party shall pay the fees and expenses of its respective appraiser and both shall share the fees and expenses of the third appraiser. Attorneys' fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witness.

            (v) The appraisers shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The appraisers shall render the decision and award in writing with counterpart copies to each party. The appraisers shall have no power to modify the provisions of this Lease.

                                                                       Exhibit D

RECORDING REQUESTED AND
WHEN RECORDED RETURN TO:

--------------------------------------------------------------------------------

RICHARD GREENE GREENE, RADOVSKY, MALONEY & SHARE Spear Street Tower, Suite 3200 One Market Plaza San Francisco, CA 94105

APN              -          -
   -------------- ---------- ------------

              GROUNDWATER PIPELINE MAINTENANCE AND REPAIR EASEMENT

      This Agreement is entered into by and between the CITY OF MOUNTAIN VIEW, whose address is P.O. Box 7540, Mountain View, California, 94039 (hereinafter referred to as "GRANTOR"), and SHORELINE AMPHITHEATRE PARTNERS, whose address is
P. 0. Box 429094, San Francisco, California, 94142-9094, hereinafter referred to as "GRANTEE."

                                    RECITALS

      A. GRANTOR is the owner of certain real property known as the Vista Slope site and generally located in the North Bayshore Area between Amphitheatre Parkway and the southern boundary of the Shoreline Golf Links at North Bayshore, in the City of Mountain View, County of Santa Clara, State of California, more particularly described in Exhibit "X", attached hereto and by reference incorporated herein, and sometimes referred to as the "Servient Tenement." GRANTOR is also the owner and lessor of that certain real property generally known as the Shoreline Amphitheatre, adjacent to the Vista Slope landfill site, and generally located at the northwest intersection of Amphitheatre Parkway and North Shoreline Boulevard, as shown on Exhibit "X" and more particularly described in Exhibit "A" to the original lease and is hereby incorporated by reference.

      B. GRANTEE is the lessee of that certain real property generally known as the Shoreline Amphitheatre, described above in Paragraph A. GRANTEE is the owner of the groundwater discharge pipeline which is the subject of this easement.

      C. GRANTOR and GRANTEE have entered into a certain Lease and Agreement between the City of Mountain View, the Mountain View Shoreline Regional Park Community and Shoreline Amphitheatre Partners, dated June 20, 1986, as amended. This easement is referenced in said Lease and Agreement as Exhibit "D" thereto.

      D. GRANTEE desires to acquire certain privileges in GRANTOR's adjacent Vista Slope landfill site property for the groundwater pipeline.

      NOW, THEREFORE, in consideration of the recitals and mutual promises contained herein and the Lease and Agreement as amended, the parties agree as follows:

      1. Grant of Easement. GRANTOR grants to GRANTEE a nonexclusive easement in gross, with a nonexclusive right of ingress and egress, for the purpose of operating, maintaining, repairing, protecting and replacing a groundwater pipeline, together with appurtenances thereto, along, across, under and in a portion of that certain parcel described in Paragraph A above as the Vista Slope landfill site and referred to as the "Servient Tenement." The use of said pipeline and the easement granted herein shall be for the sole and exclusive purpose of transporting groundwater, as is more particularly described in that certain Lease and Agreement, as amended, between the parties and referenced herein. In exercising these rights, GRANTEE must use reasonable care and may not unreasonably increase the burden on the Servient Tenement or the GRANTOR or make any material changes to the Servient Tenement or the pipeline, except for the express purposes set forth herein, without the prior written consent of GRANTOR.

      2. Term. The easement granted in this Agreement shall be for the same term as the underlying Lease Agreement as amended referenced herein.

      3. Assignment. This Agreement, including any interest in this Agreement, shall not be assigned without the prior written consent of the GRANTOR, which shall not be unreasonably withheld.

      Dated this 22nd day of December, 1993.

APPROVED AS TO CONTENT:                       "GRANTOR":
                                              CITY OF MOUNTAIN VIEW,
                                              a municipal corporation


/s/ Connie Martinez
-----------------------                       By: /s/ [ILLEGIBLE]
Connie Martinez                                   ------------------------------
Deputy City Manager                                City Manager

FINANCIAL APPROVAL:
                                              "GRANTEE":
                                              SHORELINE AMPHITHEATRE
/s/ [ILLEGIBLE]                               PARTNERS
-----------------------
Ass't Finance and
Administrative Services
Director

                                              By:  /s/ Danny Scher
                                                   -------------------------
                                                   Danny Scher
                                                   Vice President

APPROVED AS TO FORM:


/s/ C. Shelley Emerson
-----------------------
City Attorney (Acting)

Acknowledgment of Signatures

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA     )
County of San Francisco )

On 01-13-94 before me, M.E. Pena, Notary,
   --------            --------------------------------------------------------
   DATE                NAME, TITLE OF OFFICER - E.G., "JANE DOE, NOTARY PUBLIC"

personally appeared /s/ Danny Scher,
                    -----------------------------------------------------------
                    NAME(S) OF SIGNER(S)

/X/ personally known to me - OR / / proved to      OPTIONAL SECTION
      me on the basis of satisfactory              CAPACITY CLAIMED BY
      evidence to be the person(s) whose           SIGNER
      name(s) is/are subscribed to the within      Though statue does not
      instrument and acknowledged to me that       require the Notary to fill
      he/she/they executed the same in             in the data below, doing
      his/her/their signature(s) on the            so may prove invaluable to
      instrument the person(s), or the entity      persons relying on the
      upon behalf of which the person(s)           document
      acted, executed the instrument.              / / INDIVIDUAL
                                                   / / CORPORATE OFFICER(S)

                                                   ---------------------
                                                   TITLE(S)
                                                   / / PARTNER(S)
                                                         / / LIMITED
                                                         / / GENERAL
                                                   / / ATTORNEY-IN-FACT
                                                   / / TRUSTEE(S)
                                                   / / GUARDIAN/ CONSERVATOR
                                                   / / OTHER
                                                       --------------------
                                                       --------------------
                                                       --------------------

MARIA ELENA PENA               WITNESS MY HAND AND     SIGNER IS REPRESENTING:
COMM. #981157                  OFFICIAL SEAL.          NAME OF PERSON(S)
Notary Public - California                             OR ENTITY(IES)
SAN FRANCISCO COUNTY                                   _____________________
My Comm. Expires               /s/ Maria Elena Pena    _____________________
DEC 21, 1996                   --------------------
260 5th Street                 SIGNATURE OF NOTARY
San Francisco, CA 94131

================================OPTIONAL SECTION================================
THIS CERTIFICATE MUST BE ATTACHED    TITLE OR TYPE OF DOCUMENT _________________
TO THE DOCUMENT DESCRIBED AT RIGHT:  NUMBER OF PAGES ___________
________________________________     DATE OF DOCUMENT ____________
Though the date requested here is    SIGNER(S) OTHER THAN NAMED ABOVE __________
not required by law, it could
prevent fraudulent reattachment of
this form.
--------------------------------------------------------------------------------
                                (c)  1993  NATIONAL  NOTARY  ASSOCIATION
                                     8236 Remmet Ave.,  P.O.  Box 7184
                                     Canoga  Park,  CA 91309-71

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CALIFORNIA                )
County of Santa Clara              )    ss.
City of Mountain View              )



      On this 11th day of January, in the year 1994, before me, Katherine Koliopoulos, City Clerk in and for the City of Mountain View, State of California, personally appeared Kevin C. Duggan known to me to be the City Manager of the City of Mountain View, a municipal corporation, and the municipal corporation described in and that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of the said City of Mountain View, and acknowledged to me that such municipal corporation executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the aforesaid County and State the day and year in this certificate first above written.

                                    /s/ Katherine B. Koliopoulos
                                    ------------------------------------
                                    Katherine B. Koliopoulos, City Clerk
                                    City of Mountain View

                                   EXHIBIT "E"

Recording Requested By and
When Recorded, Return to:

--------------------------------------------------------------------------------

                               MEMORANDUM OF LEASE


      This Memorandum of Lease (the "Memorandum") is made as of October ___, 1993, by and between the City of Mountain View, a chartered municipal corporation, whose address is 500 Castro Street, Mountain View,
California ("City"), the Mountain View Shoreline Regional Park Community, a special district formed under the laws of the State of California, whose address is 500 Castro Street, Mountain View, California ("Community"), and Shoreline Amphitheatre Partners, a California limited partnership ("Partnership"), who agree as follows:

      1. Term and Premises. City leases to Partnership, and Partnership leases from City, certain real property located at One Amphitheatre Parkway, City of Mountain View, County of Santa Clara, California (the "Property"), as shown on Record of Survey for the Lease Area of Shoreline Amphitheatre and described in Exhibit A attached to this Memorandum, for a term of thirty-five (35) years, commencing on June 29, 1986 and continuing through November 30 of the year in which the thirty-fifth (35th) anniversary of the term commencement occurs (the "Term"). Pursuant to Section 1.03 of that certain lease dated June 20, 1986 between City, Community and Partnership, as amended (the "Lease"), the Term is subject to extension by Partnership pursuant to the provisions of the Lease. The parties hereby acknowledge that City has reserved certain rights in connection with the Property as set forth in Section 1.01 of the Lease, which provision is hereby specifically made a part hereof as fully and completely as if herein specifically set forth in full, and any and all rights of City, Community and Partnership to the Property are as set forth in the Lease.

      2. Quitclaim Deed. Partnership shall execute and deliver to City on the expiration or termination of the Lease, upon City's request, a quitclaim deed to the Property, in recordable form, designating City as transferee.

      3. Provisions Binding. The provisions of the Lease to be performed by City and/or Community, whether to be performed at the Property or at any other location, and whether affirmative or negative in nature, are intended to and shall bind City and Community and their respective successors and assigns at any time, and shall inure to the benefit of Partnership and its successors and assigns. The provisions of the Lease to be performed by Partnership, whether to be performed at the Property or at any other location, and whether affirmative or negative in nature, are intended to and shall bind Partnership and its successors and assigns at any time, and shall inure to the benefit of City and Community and their respective successors and assigns.

      4. Purpose of Memorandum. This Memorandum is prepared for the purpose of recordation, and, except for paragraph 2 hereof, it in no way modifies the provisions of the Lease.

                                              "City":

APPROVED AS TO CONTENT                        CITY OF MOUNTAIN VIEW, a
FOR CITY AND COMMUNITY                        chartered municipal corporation


                                              By:
---------------------------                      -------------------------------
                                                        City Manager

                                              "Community":

APPROVED AS TO FORM                           MOUNTAIN VIEW SHORELINE
FOR CITY AND COMMUNITY                        REGIONAL PARK COMMUNITY, a
                                              special district


                                              By:
---------------------------                      -------------------------------
                                                        Mayor

                                              "Partnership":

                                              SHORELINE AMPHITHEATRE PARTNERS,
                                              a California limited partnership

                                              By:   SHORELINE AMPHITHEATRE,
                                                    LTD., its general partner


                                              By:
                                                 -------------------------------

                           SHORELINE AT MOUNTAIN VIEW

[MAP OMITTED]


            EXHIBIT "X"
            GROUNDWATER PIPELINE
            MAINTENANCE AND REPAIR EASEMENT
            SEE EXHIBIT "D"

                AMENDMENT #5 TO AMPHITHEATRE LEASE AND AGREEMENT
                 BETWEEN THE CITY OF MOUNTAIN VIEW AND SHORELINE
             AMPHITHEATRE PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP

This AMENDMENT #5 is dated for identification February 20, 1995, by and between the CITY OF MOUNTAIN VIEW, a California Charter City (hereinafter, "CITY"), MOUNTAIN VIEW SHORELINE REGIONAL PARK COMMUNITY, a special district (hereinafter "COMMUNITY"), and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership (hereinafter, "PARTNERSHIP") and is made with reference to the following facts and understandings:

                                    RECITALS

A. By Amendment #3 to the above-referenced lease, PARTNERSHIP requested and CITY approved use of lots A and B, owned by CITY, for parking and the installation of a chip seal surface on said lots under a revocable license for Amphitheatre patrons.

B. The license granted to PARTNERSHIP through Amendment #3 was for a period of no more than four (4) years from April 30, 1991, and said period is set to expire on April 29, 1995. The parties to this Amendment desire to extend the revocable license agreement for the majority of lots A and B for an additional twelve (12) month period, with the portion of lots A and B not so extended to revert to the control of the CITY for the development of a park adjacent to the new westerly boundary of lots A and B.

NOW, THEREFORE, in consideration of the recitals and mutual promises contained herein, the parties agree as follows:

1. All terms, provisions and conditions set forth in the Amphitheatre Lease and Agreement between the CITY OF MOUNTAIN VIEW and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership; the Settlement Agreement and Amendment to Amphitheatre Lease and Agreement between the CITY OF MOUNTAIN VIEW and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership; and

Amendment # 2 to the Amphitheatre Lease and Agreement between the CITY OF MOUNTAIN VIEW and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership; and the aforementioned Amendment #3, shall remain in full force and effect.

2. Except as provided in paragraph 3, below, the parking lot and improvements authorized and made pursuant to the aforementioned Amendment #3 on parking lots A and B may remain until April 29, 1996, unless otherwise terminated pursuant to the terms of this Agreement or the above-referenced Agreements. The City Manager may enter into a written agreement to extend the terms of this Agreement for a period not to exceed twelve (12) months.

3. The westerly portion of lots A and B that is adjacent to the easterly portion of the proposed park site and as more particularly described in the attached Exhibit A (hereinafter the Relinquished Portion"), shall be relinquished to CITY for the development of the park. The Relinquished Portion comprises approximately 3 to 4 acres.

      (a) Fencing. When the Relinquished Portion is defined with accuracy, CITY shall, at its sole expense, place a chain link fence at or near the boundary line, which fence shall remain during construction activity.

4. Offsite Grading. The development of the adjacent park site will require some offsite grading activity to prepare the park site in accordance with the plan for the park. CITY will make every effort to minimize any related impacts on the Amphitheatre.

5. Movement of Entryway. The area of lots A and B not extended for the additional twelve month period will necessitate the relocation of the parking lot entrance along Amphitheatre Parkway. CITY shall relocate this entryway at its expense and in a manner approved by the Director of Public Works, after consultation with BGP.

      (a) Mobile Trailer. The trailer and electrical connections and facilities presently located on Lots A and B shall be relocated as may be required by the relinquishment described above and the relocation of the driveway. The relocation of the trailer and electrical facilities shall be accomplished at the expense of CITY.

      (b) Repair of Damages. CITY shall at its sole cost and expense, repair any damage to the chip seal or lighting caused by the work performed pursuant to this Agreement.

6. Relocation of Parking Activities. The parking that may or may not be displaced by the relinquishment of those portions of lots A and B that are not extended under this amendment for future parking, and/or those parking areas impacted by offsite grading activities, shall be relocated, to the extent determined necessary by the Director of Community Development and Chief of Police, to lots E and F.

      (a) With respect to relocation or replacement parking, CITY shall move with all deliberate speed to expand Lot E as conceptually shown on Exhibit "B" to provide at least 500 new spaces on or before April 30,1995. Said improvements to Lot E shall be similar in kind and quality to current parking improvements on Lot E. The improvements to Lot E shall be paid for by CITY.

      (b) CITY shall use best efforts to study the possibility of making two (2) lanes of traffic to flow into Lot E during Amphitheatre events, so long as one lane immediately adjacent to the Shoreline Park gatehouse remains dedicated to park entry. CITY shall implement same, if feasible.

7. Adequate Parking. As a condition of the City's waiver in February 1994 of BGP's obligation to construct a berm at the back of the lawn seating area of the Amphitheatre as was originally proposed as a part of the Amphitheatre's seating capacity expansion to 25,000, BGP was required to work with City staff during the 1994 concert season to evaluate the actual parking demand for larger concert events. CITY and BGP have conducted parking surveys and counts and based on same, along with the history of the venue with respect to capacity events, the parties agree that sufficient parking exists for the venue. This Agreement by the parties does not relieve either party from continuing to explore alternatives and provide incentives, etc. aimed at minimizing the number of cars that seek to access the facility.

8. As to each right, covenant and/or obligation of CITY or COMMUNITY herein, each right, covenant and/or obligation shall apply equally, to both entities. As to each right, covenant and/or obligation of PARTNERSHIP or BGP, each right, covenant and/or obligation shall apply equally, to both entities.

IN WITNESS WHEREOF, this Fifth Amendment to the Lease is executed by the CITY OF MOUNTAIN VIEW, acting by and through its City Manager, Mountain View Shoreline Regional Park Community and by SHORELINE AMPHITHEATRE PARTNERS.


                                              "City":

APPROVED AS TO CONTENT                        CITY OF MOUNTAIN VIEW, a
FOR CITY                                      chartered municipal corporation


/s/ Michael D. Martello                       By: /s/ [ILLEGIBLE]
-----------------------                           --------------------------
Michael D. Martello                               City Manager
City Attorney

                                              "Community":

APPROVED AS TO FORM                           MOUNTAIN VIEW SHORELINE
FOR COMMUNITY                                 REGIONAL PARK COMMUNITY, a
                                              special district


/s/ Michael D. Martello                       By: /s/ [ILLEGIBLE]
-----------------------                           --------------------------
Michael D. Martello                               Executive Director
City Attorney

APPROVED AS TO FORM                           "Partnership":
FOR PARTNERSHIP
                                              SHORELINE AMPHITHEATRE PARTNERS,
                                              a California limited partnership

3/6/95                                        SHORELINE AMPHITHEATRE, LTD.,
---------------------------                   its general partner

                                              By:  /s/__________________

Bill Graham Enterprises, Inc., a California corporation, hereby unconditionally guarantees and promises to and for the benefit of the City of Mountain View that Shoreline Amphitheatre Partners shall perform all of its obligations under the terms of the Lease.

Dated 3/6/95                                  BILL GRAHAM ENTERPRISES, INC.,
---------------------------                   a California corporation


                                              By:  /s/__________________

               AMENDMENT NO. 6 TO AMPHITHEATRE LEASE AND AGREEMENT
                        BETWEEN THE CITY OF MOUNTAIN VIEW
                      AND SHORELINE AMPHITHEATRE PARTNERS,
                        A CALIFORNIA LIMITED PARTNERSHIP

      This AMENDMENT NO. 6 amends that certain AMPHITHEATRE LEASE AND AGREEMENT BETWEEN THE CITY OF MOUNTAIN VIEW AND SHORELINE AMPHITHEATRE PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP (hereinafter "LEASE") dated for identification the 1st day of October, 1996, by and between the CITY OF MOUNTAIN VIEW, a California Charter City (hereinafter "CITY"), MOUNTAIN VIEW SHORELINE REGIONAL PARK COMMUNITY, a special district (hereinafter "COMMUNITY"), and SHORELINE AMPHITHEATRE PARTNERS, a California limited partnership (hereinafter "PARTNERSHIP"), and is made with reference to the following facts and understandings:

                                    RECITALS

      A. By Amendment No. 3 to the LEASE, PARTNERSHIP requested and CITY approved use of Lots A and B, owned by CITY, for parking and the installation of a chip seal surface on said lots under a revocable license for Amphitheatre patrons.

      B. The license granted to PARTNERSHIP through Amendment No. 3 was for a period of no more than four (4) years from April 30, 1991. The revocable license was extended by Amendment No. 5 to the LEASE for an additional twelve (12) month period, set to expire on April 29, 1996. The parties to this Amendment desire to extend the revocable license agreement pursuant to the terms set forth herein. As permitted in Section 2 of Amendment No. 5, the revocable license agreement was further extended by mutual agreement of CITY and PARTNERSHIP to April 29, 1997.

      C. This Amendment addresses the traffic, parking, ingress and egress issues related to the move of patron parking off of Lots A and B and onto the western portion of the Crittenden site.

      D. This Agreement also resolves the traffic, circulation, parking, ingress and egress issues between PARTNERSHIP, the COMMUNITY and CITY resulting from the development of the Farmer's Field and Crittenden sites by Silicon Graphics, Inc.

      E. Except as otherwise provided hereinwith respect to traffic improvements made and the relocation of parking, this Agreement does not resolve all future traffic, parking, circulation, ingress and egress issues in the North Bayshore Area, and Bill Graham Presents (hereinafter "BGP") and PARTNERSHIP reserve all rights with respect to same.

      NOW, THEREFORE, in consideration of the recitals and mutual promises contained herein, the parties agree as follows:

      1. This Agreement may be referred to as the "The 1996 North Bayshore Precise Plan Traffic Agreement" and implements the North Bayshore Precise Plan traffic requirements by providing detailed parking and circulation changes in the North Bayshore and by implementing replacement parking and pedestrian and vehicular linkages between parking lots, the Amphitheatre and by providing access to Shoreline at Mountain View during Amphitheatre concerts.

      2. All terms, provisions and conditions set forth in the LEASE; the Settlement Agreement and Amendment to Amphitheatre Lease and Agreement Between the City of Mountain View and Shoreline Amphitheatre Partners, a California Limited Partnership; and Amendments Nos. 2, 3, 4 and 5 to the LEASE shall remain in full force and effect, except as expressly modified by reference to the section or subsection number of those Agreements.

      3. The parties and PARTNERSHIP agree that the following traffic improvements will benefit the Amphitheatre and agree to transition the parking for Amphitheatre patrons as follows:

            a. Level One Improvements:

                  (1) The improvements to be constructed as part of the Level One Improvements are as follows:

                    (i) Increase the number of entrance lanes on the west side of Lot E from one lane to three lanes.

                    (ii) Grading four lanes across Lot F from Crittenden Lane to the east entry of Lot E.

                    (iii) Increasing the number of entrance lanes at the east entrance into Lot E from one lane to three lanes.

                    (iv) Adding a right-hand turn lane on the east side of North Shoreline Boulevard between Amphitheatre Parkway (Stierlin Court) and Crittenden Lane.

                    (v) Relocating the gatehouse and entrance to Shoreline at Mountain View in conjunction with the widening of the west entrance to Lot E.

                  (2) Construction. The improvements will be constructed by CITY; however, CITY and PARTNERSHIP may agree by separate written agreement to have PARTNERSHIP construct the improvements.

                  (3) Funding. BGP and PARTNERSHIP will agree to an increase in the minimum rent for the Amphitheatre as provided in Section 3.03(b)(1) of the LEASE (see below), and CITY will pay for the installation of said improvements. If any of the Level One Improvements referenced in this section are not installed, the adjustment to the minimum rent may be renegotiated if the cost for installation of the improvements installed falls below Four Hundred Thousand Dollars ($400,000).

            b. Level Two Improvements:

                  (1) The improvements contemplated by Level Two include improvements to the energy trail through Shoreline at Mountain View as a one-lane paved bicycle/pedestrian trail which would be utilized by BGP for postconcert exit traffic. The project for improvement of the energy trail may be approved as a paved trail that could be used as an ingress route for Shoreline at Mountain View patrons during Amphitheatre concert events as well as an exit route for postconcert event Amphitheatre traffic.

                  (2) Construction. The installation will be conducted by CITY; however, PARTNERSHIP and CITY may agree by separate written agreement to have PARTNERSHIP construct and install the improvements.

                  (3) Funding. In consideration for the Level Two Improvements, BPG and PARTNERSHIP agree to an increase in the minimum rent for the Amphitheatre as provided in Section 3.03(b)(2) of the LEASE (see below), and CITY shall pay for the installation of said improvements.

                  (4) Guarantee of Continued Access. Once constructed, access for exiting patrons will be made available to BGP for all events per the adopted annual traffic plan. This access shall not be foreclosed or eliminated after parking is relocated off Lots A and B unless a suitable equivalent exitway is provided to CITY.

            c. Level Three Improvements:

                  (1) Improvements. The Level Three Improvements include the addition of dirt to the western portion of the Crittenden site described in Exhibit A. The grading and compacting of that dirt to provide a surface upon which patrons of the Amphitheatre may park their vehicles shall be the responsibility of the CITY. When sufficient dirt is delivered to the site, compacted and graded, the surface of the Crittenden site will be improved with a chip seal and lighted similar to the improvements that have been made to Lots A and B under Amendment No. 2 to the LEASE.

                  (2) Timing. The Crittenden site must be ready for concert parking for the start of the Year 2000 concert season and all Level One and Level Two improvements must be in place. If the Crittenden site is prepared and ready for concert parking prior to that time, BGP will be permitted to utilize both the Crittenden site and Lots A and B through the 1999 concert season.

                  (3) Acquisition of Dirt. BGP shall use reasonable efforts to acquire good, clean fill dirt that meets the standards and approval of CITY for filling the Crittenden site to the contours as specified in Exhibit B. To the extent BGP is successful in securing such dirt for delivery and deposit on the Crittenden site, BGP shall receive credit for any obligation due for the provision of dirt under Section 2 of the LEASE. If BGP is attempting to secure dirt as a result of this Agreement and CITY requires dirt for a project, CITY shall first contact BGP and give BGP the opportunity to secure dirt on behalf of CITY, and BPG shall receive credit for the dirt secured. If, by the end of the 1998 concert season, sufficient dirt has not been secured to bring the Crittenden site to an acceptable grade, CITY may take over the dirt acquisition operation and secure dirt through any means it determines appropriate.

                  (4) Surface Improvements. Surface improvements shall be installed at the sole expense of CITY.

                  (5) Funding. Any dirt secured by BGP shall be at its sole cost and expense. It is expressly understood that BGP is not obligated to provide dirt to the Crittenden site. All grading and compaction activity and surface improvements shall be at the sole cost and expense of CITY.

      Section 2.05(f) is hereby added to the LEASE and shall read as follows:

                    (f) Credit for Crittenden Dirt. PARTNERSHIP shall receive credit for any dirt they may owe pursuant to this Section for any dirt deposited by PARTNERSHIP or BGP on the westerly portion of the Crittenden site after September 1,1996 as it is being prepared for concert patron parking. If PARTNERSHIP causes 75,000 cubic yards of dirt to be deposited on the site, or such other site as PARTNERSHIP and CITY may agree, all obligation for dirt or grading that may exist under the LEASE shall be fulfilled.

            d. Lots A and B:

                  The parking lot and improvements authorized and made pursuant to Amendment No. 3. to the LEASE on Parking Lots A and B may remain until November 30, 1999, unless otherwise terminated pursuant to the terms of this Agreement or the above-referenced Agreements. The City Manager may enter into a written agreement to extend the term of this Agreement for a period not to exceed twelve (12) months.

            e. Traffic and Circulation

                  The parties acknowledge and agree that upon the completion of the installation of the North Road (see Exhibit C) and the widening of Crittenden Lane to four traffic lanes, the Amphitheatre shall have exclusive use of four lanes of traffic on Crittenden Lane for concert event traffic to facilitate the use of the Crittenden site parking area and Lots E and F. The parties likewise acknowledge and agree that SGI will be provided exclusive use of two traffic lanes for ingress and egress of employee, visitor and trucking traffic from the Crittenden campus along the North Road to North Shoreline Boulevard; and (1) priority access to one lane of northbound North Shoreline Boulevard from Amphitheatre Parkway to the North Road during concert ingress; (2) priority access to one lane of southbound North Shoreline Boulevard from the North Road to Amphitheatre Parkway during concert ingress; (3) priority access to one lane of westbound Amphitheatre Parkway from North Shoreline Boulevard to the Rengstorff Avenue/Highway 101 interchange during concert ingress; (4) prioritized traffic control at the intersection of the North Road and North Shoreline Boulevard during concert ingress and egress.

      Except as described in No. 4 above, the parties also acknowledge and agree that no priority traffic considerations will be made during concert egress.

      (f) Within fifteen (15) days after the end of the first full Concert Season, after Lots A and B have not been used for parking, the CITY and BGP shall meet to evaluate the traffic reports issued by the Police Department and BGP's representatives for that season to determine whether or not they jointly believe that the traffic flow into and out of the Amphitheatre is the same as, better or worse than that for the 1995 Concert Season using criteria to be developed by BGP and the CITY prior to the start of the 1997 Concert Season (the "Criteria").

            If either of the parties believe that the traffic flow is worse than the 1995 Concert Season, when adjusted for the size of and number of concerts, the CITY and BGP shall meet to explore and implement changes that are reasonable in terms of costs and the CITY's ability to implement same, which changes shall be aimed at improving the traffic flow. The consideration of potential changes shall include, but not be limited to, revisiting the traffic lane dedication in the SCI Lease and DDA as well as the expansion of use of the energy trail for ingress traffic and the possibility of additional capacity. BGP acknowledges CITY's right to remove it from Lots A and B after the 1999 Concert Season provided that the Crittenden parking lot is operational and the level one and level two improvements have been completed.

            If BGP and the CITY cannot agree that the use of the Crittenden parking lot meets the Criteria as developed per this subparagraph, then BGP shall not be considered to have accepted the Crittenden lot as "proximate land" within the meaning of ss.6.03 of the Lease and the CITY and BGP shall be obligated to resolve this issue as required by the Lease.

            g. Payments for Improvements:

                  Only the approval and installation of Level One and Level Two Improvements involve increased minimum rent payments by BGP and

PARTNERSHIP. Because the parties have agreed that BGP and PARTNERSHIP will recognize the value of these improvements to their leasehold through an adjustment to the minimum rent, the following amendments are made to the LEASE and shall read as follows:

            Subsection (b)(1) shall be added to Section 3.03 of the LEASE and shall read as follows:

      Section 3.03. Minimum Rent.

      (b)(1) The Minimum Rent shall be increased by Two Thousand Seven Hundred Eighty-Three Dollars ($2,783) above that Minimum Rent specified in Section (b) above, and shall be due and payable on May 1, 1997 and continuing on the first day of each month thereafter through April 30, 2017, provided that PARTNERSHIP shall cease paying the $93,200 portion of the Minimum Rent after July 1, 2006. Any prepayment option that exists under the LEASE, as amended, shall remain in effect.

            h. Revision to Allowable Surcharge:

                  Subsection (1) is hereby added to Section 3.01(a) and shall read as follows:

                  (1) Effective beginning with the 1997 concert season, the initial surcharge of $1.50, as provided above, is hereby revised to allow BGP to deduct a surcharge of up to ten percent (10%) of the average ticket price per season, with a cap of $3.50 per ticket.

            i. Concessionaire:

                  Section 3.01(c) of the LEASE is hereby amended to read as follows:

                  (c) Miscellaneous income, including all other gross receipts relating to the Amphitheatre and related improvements (such as, but not limited to advertising contracts, off-site video and corporate sponsorships, telecast, broadcast arid video production payments and corporate and other sponsorships), all less applicable Outside Commissions. The Two Million Dollar ($2,000,000)-Ten-Year Sponsorship Agreement with Pepsi-Cola Company shall be included in Gross Receipts in Two Hundred Thousand Dollar ($200,000) increments commencing in the first year of the Term and continuing thereafter for a total of ten years. Commissions and expenses actually paid to parties other than PARTNERSHIP or BGP in connection with obtaining sponsorships and other ancillary income shall be excluded from Gross Receipts. Interest income and parking income shall also be excluded from Gross Receipts. Sales taxes actually paid by PARTNERSHIP or its licensee or concessionaire shall be excluded from Gross Receipts. Any payment made by any licensee or concessionaire for the right to place a concession in the

Amphitheatre or the right to conduct business in or around the Amphitheatre shall be included in Gross Receipts, 35 percent of gross receipts of the food concessionaire (shall be included in gross receipts). All miscellaneous receipts not specifically included in this new section which originate from the Amphitheatre shall be Gross Receipts.

      4. Partnership Agreement. No changes shall be made to the Partnership Agreement, or to any contract or agreement between the operator and PARTNERSHIP, or any other entity or party and PARTNERSHIP, which affects the calculation determination of or amount of rent due the CITY without the approval of the CITY.

      5. Additional Costs. Except as expressly provided herein, all costs for development of the improvements contemplated by this Agreement in excess of those estimated costs shall be borne by CITY. BGP and PARTNERSHIP's obligations and remunerations shall be limited to those expressly provided herein.

      6. As to each right, covenant and/or obligation of CITY or COMMUNITY herein, each right, covenant and/or obligation shall apply equally, to both entities. As to each right, covenant and/or obligation of PARTNERSHIP or BGP, each right, covenant and/or obligation shall apply equally, to both entities.

      IN WITNESS WHEREOF, this Amendment No. 6 to the LEASE is executed by the CITY OF MOUNTAIN VIEW, acting by and through its City Manager, MOUNTAIN VIEW SHORELINE REGIONAL PARK COMMUNITY and by SHORELINE AMPHITHEATRE PARTNERS.

APPROVED AS TO CONTENT FOR                    "CITY":
CITY:                                         CITY OF MOUNTAIN VIEW,
                                              a chartered municipal corporation


/s/ [ILLEGIBLE]                               By: /s/ [ILLEGIBLE]
---------------------------------             ------------------------------
      City Attorney                               City Manager

APPROVED AS TO FORM FOR
COMMUNITY:                                    "COMMUNITY":
                                              MOUNTAIN VIEW SHORELINE
                                              REGIONAL PARK COMMUNITY, a
/s/ [ILLEGIBLE]                               special district
---------------------------------
Community Counsel
                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                  Executive Director

FINANCIAL APPROVAL


/s/
---------------------------------
Asst. Finance and Administrative
Services Director

APPROVED AS TO FORM FOR                       "PARTNERSHIP":
PARTNERSHIP:                                  SHORELINE AMPHITHEATRE
                                              PARTNERS, a California limited
                                              partnership
---------------------------------
                                              By: SHORELINE AMPHITHEATRE,
                                                  LTD., its general partner


                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------

Except for the obligations set forth in Section 3.03(b), Bill Graham Enterprises, Inc. a California corporation, hereby unconditionally guarantees and promises to and for the benefit of the City of Mountain View and the COMMUNITY that PARTNERSHIP shall perform all of its obligations under the terms of the LEASE.

Dated Oct. 17, 1996                           BILL GRAHAM ENTERPRISES, INC.,
                                              a California corporation


                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------

[MAP OMITTED]

[MAP OMITTED]

NORTH BAYSHORE
TRAFFIC IMPROVEMENTS MAP

Improve PG&E Energy Trail for Automobile Traffic One Lane

Relocated Shoreline Park Gatehouse and Entrance

Improve and Widen West Entrance into Lot E to 3 lanes

Grade and Improve Lot E East Entrance to 3 Lanes from Lot F

Install North Road from Crittenden Site to Shoreline Blvd.

Grade Lot F to Facilitate 4 Lanes

Fill and Improve Front of Crittenden to move Lot A/B parking

Widen Crittenden Lane to Four Lanes from Shoreline Blvd. to Lot F

Widen Eastside of Shoreline Blvd. to Lot F

Widen Eastside of Shoreline Blvd. to Add a Right Hand Turn
Lane Between Ampitheatre Parkway and Crittenden Lane

Lots A/B - Current Ampitheatre parking

Bayshore Freeway Route 101 Signage Improvements